UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant  ☑
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240. 14a-12
WEX INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

1

WEX INC.
April 22, 2019

Dear Fellow Stockholders,

You are invited to attend the 2019 annual meeting of stockholders of WEX Inc., or the Company. The meeting will be held on Thursday, May 9, 2019, at 8:00 a.m., Eastern Time, at the WEX Inc. Corporate Headquarters located at 1 Hancock Street, Portland, Maine, 04101.

At the meeting we will:

•	elect four directors for three-year terms,

•	conduct an advisory (non-binding) vote on the compensation of our named executive officers,

•	vote to approve the WEX Inc. 2019 Equity and Incentive Plan,

•	vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, and

•	consider any other business properly coming before the meeting.
Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing and dating the enclosed proxy card and returning it by mail in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you may then revoke your proxy. If you hold your stock in "street name," that is, held for your account by a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee.
On behalf of the Board of Directors and the employees of WEX Inc., we would like to express our appreciation for your continued interest in the Company.

Sincerely,

Melissa Smith
PRESIDENT AND CHIEF EXECUTIVE OFFICER

2

WEX INC.
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
April 22, 2019
The 2019 annual meeting of stockholders of WEX Inc. will be held on Thursday, May 9, 2019, at 8:00 a.m., Eastern Time, at the WEX Inc. Corporate Headquarters located at 1 Hancock Street, Portland, Maine, 04101. At the meeting we will:

•	elect four directors for three-year terms,

•	conduct an advisory (non-binding) vote on the compensation of our named executive officers,

•	vote to approve the WEX Inc. 2019 Equity and Incentive Plan,

•	vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, and

•	consider any other business properly coming before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 9, 2019:

The proxy statement and annual report to stockholders are available on our investor relations webpage at: https://ir.wexinc.com/financials/proxy-statement

Stockholders who owned shares of our common stock at the close of business on March 22, 2019 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. Stockholders that owned stock in “street name” as of such date must present proof of beneficial ownership to attend the meeting and must obtain a legal proxy from their bank, broker or other nominee to vote at the meeting. A complete list of registered stockholders will be available at least 10 days prior to the meeting at our offices located at 1 Hancock Street, Portland, Maine, 04101.

By Order of the Board of Directors,

Hilary A. Rapkin
CHIEF LEGAL OFFICER

3

1

Appendix B	71

2

This proxy statement describes the proposals on which you may vote as a stockholder of WEX Inc. It contains important information to consider when voting.
The Company’s Board of Directors, or the Board, is sending these proxy materials to you in connection with the Board’s solicitation of proxies. Our annual report to stockholders and our proxy materials were first mailed on or about April 22, 2019.
Your vote is important. Please complete, execute and promptly mail your proxy card as soon as possible even if you plan to attend the annual meeting.

VOTING YOUR SHARES
Stockholders who owned the Company’s common stock at the close of business on March 22, 2019, the record date, may attend and vote at the annual meeting of stockholders, or the Annual Meeting. Each share is entitled to one vote. There were 43,245,348 shares of common stock outstanding on the record date.
How do I vote?

•	You may vote by mail if you hold your shares in your own name. You do this by completing, signing and dating your proxy card and mailing it in the enclosed prepaid and addressed envelope.

•	You may vote in person at the meeting.
We will pass out ballots to any record holder who wants to vote at the meeting. However, if you hold your shares in “street name,” you must request a proxy from your bank, broker or other nominee in order to vote at the meeting. Holding shares in street name means you hold them through a bank, broker or other nominee, and as a result, the shares are not held in your individual name but through someone else.
If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee, which may include instructions regarding your ability to vote by telephone or through the Internet.
How do I vote my shares held in the WEX Inc. Employee Savings Plan?
If you participate in our WEX Inc. Employee Savings Plan, commonly referred to as the “401(k) Plan,” shares of our common stock equivalent to the value of the common stock interest credited to your account under the plan will be voted by the trustee in accordance with your instructions, if they are received before 8:00 AM Eastern Time on May 7, 2019. Otherwise, if you do not provide instruction by such date, the share equivalents credited to your account will not be voted by the trustee. Please refer to the “Information about Voting Procedures” section.

GOVERNANCE

The Corporate Governance Committee of the Board of Directors of WEX Inc. is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending to the Board the persons to be nominated for election as directors at the annual meeting of stockholders in accordance with the Corporate Governance Guidelines, the policies and principles in the Corporate Governance Committee charter and the applicable criteria adopted by the Board. In 2019, there are four Class II directors up for election at the Annual Meeting. Kirk Pond, Shikhar Ghosh, James Neary, and Melissa Smith currently serve as Class II directors. However, Kirk Pond will retire at the end of his term and is not standing for reelection at the Annual Meeting. Daniel Callahan is a nominee for election as a Class II director for his first term on the Board.

ITEM 1.	ELECTION OF DIRECTORS
At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms are expiring.
Our nominees for director this year are:

•	Shikhar Ghosh

•	James Neary

•	Melissa Smith

•	Daniel Callahan
Messrs. Ghosh and Neary and Ms. Smith are presently directors of the Company and Mr. Callahan is up for election as a new director. All have consented to serve a three-year term expiring at the 2022 annual meeting of stockholders.
We recommend a vote FOR these nominees.

THE BOARD OF DIRECTORS
BOARD LEADERSHIP
Our Board is led by our Chairman, Mr. Dubyak. As Chairman he leads all meetings of the Board at which he is present, sets meeting schedules and agendas and manages information flow to the Board to ensure appropriate understanding and discussion regarding matters of interest or concern to the Board. The Chairman also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as may be prescribed by the Board.
In addition to our Chairman, the Board has appointed Dr. Moriarty as our Vice Chairman and Lead Director. Dr. Moriarty chairs meetings of the independent directors in executive session and chairs any meetings at which the Chairman is not present. In addition, he facilitates communications between other members of the Board and the Chairman as needed. The Lead Director is authorized to call meetings of the independent directors and is available to consult with any of the Company’s senior executives regarding any concerns an executive may have. Dr. Moriarty aids in the preparation of meeting agendas and is authorized to meet with stockholders as a representative of the independent directors. Our Board decided to separate the roles of the Chairman and Chief Executive Officer because it believes that leadership structure presently offers the following benefits:
•Enhances our Board’s objective evaluation of our Chief Executive Officer
•Frees the Chief Executive Officer to focus on the Company’s operations instead of Board administration
•Provides a liaison on our Board with a depth of knowledge about the Company
•Provides greater opportunities for communication between stockholders and our Board

While our Board presently believes that the above-described leadership structure is an appropriate approach to board governance, the Board continuously monitors its composition and the skills of its members in order to maintain a flexible approach to determining leadership roles.
THE BOARD’S ROLE IN RISK OVERSIGHT
Our Board oversees our risk management processes directly, and through a risk management program overseen by both: (i) the Company’s Chief Legal Officer, who reports directly to the Chief Executive Officer; and, (ii) our Vice President, Compliance and Enterprise Risk Management, who reports to the Company’s Chief Legal Officer. Risks are identified and prioritized by our management, and a report of those risks is presented to the full Board. In general, our Board oversees risk management activities relating to business strategy, operations and financial and legal risks; our Audit Committee oversees the process by which various enterprise risks are managed and reported to the Board, as well as activities related to financial controls and legal and corporate compliance; and, our Compensation Committee oversees risks related to our compensation programs. In connection with the oversight of cybersecurity risk, our Audit Committee receives regular reports from our Chief Information Security Officer, who presents a threat matrix and overall analysis of our cyber-health, as well as any recent threat activity. Oversight of particular risks may also be delegated to other committees of the Board, such as the Technology Committee and the Finance Committee, as appropriate, based upon the nature of any particular risk. Our appointment of both: (i) a Chairman and (ii) Vice Chairman and Lead Director allows for an efficient delegation of responsibilities for risk oversight amongst those two individuals as well as the use of an independent Vice Chairman and Lead Director to manage risks as needed.

In addition, the Audit Committee is undertaking the review and remediation of the control deficiencies described in the Annual Report on Form 10-K for the year-ended December 31, 2018, which were determined to represent material weaknesses in our internal control over financial reporting. As part of that process, the Audit Committee is engaged in overseeing a remediation plan that includes: evaluating the sufficiency, experience, and training of our internal personnel at our Brazilian subsidiary and hiring additional qualified personnel or using external resources; implementing control activities at our Brazilian subsidiary that address relevant financial statement risks, including account reconciliations, variance analysis and journal entry procedures; and implementing additional corporate monitoring activities over our individually insignificant subsidiaries.

SUCCESSION PLANNING
The Board, with support from its committees as needed, regularly reviews short and long-term succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the

Company’s global business strategies, opportunities and challenges. The Board also ensures that Directors have substantial opportunities over the course of the year to engage with possible succession candidates.

NOMINEES FOR AND MEMBERS OF THE BOARD OF DIRECTORS

The Corporate Governance Committee seeks directors with the following types of experience:

Finance, accounting, or reporting experience.
Directors with an understanding of finance and financial reporting processes are valued on our Board because of the importance we place on accurate financial reporting and robust financial controls and compliance. We also seek to have a number of directors who qualify as audit committee financial experts.

Global or international business experience.
Because our Company is a global organization, directors with broad international exposure provide useful business and cultural perspectives. We seek directors who have had relevant experience with multinational companies or in international markets.

Legal or regulatory experience.
Directors who have had legal or regulatory experience provide insights into addressing significant legal and public policy issues, particularly in areas related to our Company’s business and operations. Because our company’s business requires compliance with a variety of regulatory requirements across a number of countries, our Board values directors with relevant legal or regulatory experience.

Leadership experience.
We believe that directors who have held significant leadership positions over an extended period, especially CEO positions, provide the Company with unique insights. These people generally possess extraordinary leadership qualities, and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy and risk management, and know how to drive change and growth.

Business development and M&A experience. Directors with a background in business development and in M&A provide insight into developing and implementing strategies for growing our business. Useful experience in this area includes skills in analyzing the “fit” of a proposed acquisition with a Company’s strategy, the valuation of transactions, and assessing management’s plans for integration with existing operations.

Technology experience.
As a technology company and leading innovator, we seek directors with backgrounds in technology because our success depends on developing, investing in and protecting new technologies and ideas. We also target directors who can help guide the Company in advancing our strategy into new payment industries.

Marketing or public relations experience.
Directors who have had relevant experience in marketing, brand management, and public relations, especially on a global basis, provide important insights to our Board.
Industry experience. We seek directors with experience in the payments industry generally and fleet, travel and healthcare payments specifically.
Risk Management. Directors with experience overseeing the management of operational and financial risks, including those presented by new, strategic opportunities, provide valuable stewardship.

Regina O. Sommer	Age 61 Class I Director Since 2005 Term Expires 2021
Since March 2005, Ms. Sommer has been a financial and business consultant. From January 2002 until March 2005, Ms. Sommer served as Vice President and Chief Financial Officer of Netegrity, Inc., a leading provider of security software solutions, which was acquired by Computer Associates International, Inc. in November 2004. From October 1999 to April 2001, Ms. Sommer was Vice President and Chief Financial Officer of Revenio, Inc., a privately-held customer relationship management software company. Ms. Sommer was Senior Vice President and Chief Financial Officer of Open Market, Inc., an Internet commerce and information publishing software firm, from 1997 to 1999 and Vice President and Chief Financial Officer from 1995 to 1997. From 1989 to 1994, Ms. Sommer was Vice President at The Olsten Corporation and Lifetime
Corporation, providers of staffing and healthcare services. From 1980 to 1989, Ms. Sommer served in various positions from staff accountant to senior manager at PricewaterhouseCoopers. Ms. Sommer served on the Board of SoundBite Communications, Inc., a telecommunications service provider, from 2006 until May 2012, where she was the chair of the Audit Committee and a member of the Compensation Committee. In addition, she sat on the Board of Insulet Corporation from January 2008 to August 2017, a publicly held provider of an insulin infusion system for people with insulin dependent diabetes. She also served on Insulet’s Audit Committee and Nominating and Governance Committee. Ms. Sommer also sat on the Board of ING Direct, a banking and financial services company, from January 2008 until February 2012, and served as a member of the Audit, Risk Oversight and Investment and the Governance and Conduct Review Committees.

The Board concluded that Ms. Sommer is well suited to serve as a director of the Company because of her past leadership experience as the Chief Financial Officer of two publicly-traded companies. In addition, she brings significant financial expertise across a broad range of industries relevant to the Company’s business, including banking, software development and auditing. She also adds value from her experience in business development.

Jack VanWoerkom	Age 65 Class I Director Since 2005 Term Expires 2021
Mr. VanWoerkom served as the General Counsel and Chief Compliance Officer of Porchlight Equity (formerly Highland Consumer Fund), a private equity firm specializing in lower middle market companies, from January 2017 until December 2018. Before serving as General Counsel and Chief Compliance Officer, Mr. VanWoerkom served as an Operating Partner at Porchlight Equity from June 2015 until January 2017. From June 2011 until June 2015, Mr. VanWoerkom was retired. From June 2007 until June 2011, Mr. VanWoerkom was employed by The Home Depot, Inc., a home improvement retailer, as Executive Vice President, General Counsel and Corporate Secretary. Mr. VanWoerkom served as Executive Vice President, General Counsel and Secretary of Staples, Inc., an office supply retailer, from March 2004 to June 2007. From March 1999 to March 2004, Mr. VanWoerkom was Senior Vice President, General Counsel and Secretary of Staples.

The Board concluded that, due to his experience as a general counsel and an executive officer of several companies, Mr. VanWoerkom is well suited to serve as a director of the Company. Specifically, his experience with legal, regulatory, corporate governance and corporate transactions, including mergers and acquisitions, provides a valuable point of view on the Board. Mr. VanWoerkom brings an international perspective to the Board owing to his experience with managing global suppliers and international operations.

John E. Bachman	Age 63 Class I Director Since 2016 Term Expires 2021
Prior to his retirement, Mr. Bachman was a partner at the accounting firm of PricewaterhouseCoopers LLP, a firm that focuses on audit, assurance, tax and consulting services, from 1989 to 2015. At PwC, Mr. Bachman served as the Operations Leader of the firm’s U.S. Assurance Practice from July 2007 to November 2013, with full operational and financial responsibility for this $4 billion line of business, which included the firm’s audit and risk management practices. Prior to this operational role, Mr. Bachman served for three years as the firm’s Strategy Leader where he was responsible for strategic planning across business units, geographies and industries. Mr. Bachman also served as an audit partner for companies in the industrial manufacturing, financial services, publishing, healthcare and other industries. Mr. Bachman sits on the Board of The Children’s Place, Inc., a children’s specialty apparel retailer. Mr. Bachman received an MBA from the Harvard University Graduate Business School and a bachelor’s degree from Bucknell University.

The Board concluded that Mr. Bachman is well suited to serve as a director of the Company because of his extensive background in auditing, as well as his strategy and operations experience with C-level executives, which will benefit WEX’s vision of global expansion now and in the future.

Daniel Callahan	Age 62 Class II Director Nominee If elected, term expires 2022
Mr. Callahan is a nominee for election to the Board at the Annual Meeting. Prior to his retirement in December 2018, Mr. Callahan was an officer of Citigroup, an American multinational investment bank and financial services corporation. At Citigroup, Mr. Callahan served from October 2007 to December 2018 as the Global Head of Operations and Technology. From July 2005 to July 2007, Mr. Callahan was Managing Director at Credit Suisse, a financial services company. In addition, Mr. Callahan currently serves on the Business Committee of the Metropolitan Museum of Art as well as on the boards of several private companies.

The Board concluded that Mr. Callahan is well suited to serve as a director of the Company because of his industry experience as a key executive of Citigroup. Mr. Callahan’s qualifications to serve on the Board include his technology experience in a leadership position of a global financial services corporation.

Shikhar Ghosh	Age 61 Class II Director Since 2005 Term Expires 2019
Mr. Ghosh is a Professor of Management Practice at the Harvard Business School. He has been on the faculty since August 2008 and is Co-Chairman of the Rock Center for Entrepreneurship at Harvard University. Mr. Ghosh is also currently on the Board of Decision Resources Group, a leading provider of information services to the healthcare industry and Evidence Action, a non-profit organization that provides health services to over 200 million children across multiple countries. From June 2006 until December 2007, Mr. Ghosh was the Chief Executive Officer of Risk Syndication for the Kessler Group, where he enabled bank clients and their endorsing partners to market credit cards. From June 1999 to June 2004, Mr. Ghosh was Chairman and Chief Executive Officer of Verilytics Technologies, LLC, an analytical software company focused on the financial services industry. In 1993, Mr. Ghosh founded Open Market, Inc., an Internet commerce and information publishing software firm. From 1988 to 1993, Mr. Ghosh was the Chief Executive Officer of Appex Corp., a technology company that was sold to Electronic Data Systems Corporation in 1990. From 1980 until 1988, Mr. Ghosh served in various positions with The Boston Consulting Group, a management consulting firm, and was elected as a worldwide partner and a director of the firm in 1988.

The Board concluded that Mr. Ghosh is well suited to serve as a director of the Company because of his experience with various technology related ventures and record of founding companies that have operated in emerging technology markets. Mr. Ghosh’s qualifications to serve on the Board include his academic experience and executive management, business development and leadership experience, as the Chairman and CEO of various companies.

James Neary	Age 54 Class II Director Since 2016 Term Expires 2019
Mr. Neary is a managing director of Warburg Pincus, a private equity firm, which he joined in 2000. Mr. Neary has served as co-head of the Industrial & Business Services team since June 2013 and is also a member of the firm’s executive management group. From 2010 to June 2013, Mr. Neary led the firm’s late-stage efforts in the technology and business services sectors in the U.S. Prior to that, from 2004 to 2010, he was co-head of the technology, media and telecommunications investment efforts in the U.S. From 2000 to 2004, Mr. Neary led the firm’s Capital Markets activities. Before joining Warburg Pincus, he was a managing director at Chase Securities, an investment advisory firm. Mr. Neary has been the Chairman of Endurance International Group, a web presence solutions company, since December 2011 and Hygiena, a manufacturer of food safety devices, since August 2016. He is also a director of several private companies and a trustee of The Mount Sinai Health Systems. Mr. Neary has previously served on the Boards of Fidelity National Information Services, Inc., a bank technology processing company, from October 2009 to October 2013, Coyote Logistics, a truck brokerage business now owned by UPS, from November 2007 to September 2015 and Interactive Data Corporation, a firm providing financial market data and analytics and now owned by Intercontinental Exchange, from July 2010 to December 2015.

The Board concluded that Mr. Neary is qualified to serve as a director of the Company due to his extensive knowledge of the payments industry, strategy and business development and his wide-ranging experience as a director and as chairman of other large, complex companies.

Melissa Smith	Age 50 Class II Director since 2014 Term expires 2019
Ms. Smith assumed the role of Chief Executive Officer of WEX and a seat on the Board in January 2014. She has served as the Company’s President since May 2013. Previously, Ms. Smith served as President, The Americas, from April 2011 to April 2013 and as the Company’s Chief Financial Officer and Executive Vice President, Finance and Operations from November 2007 to April 2011. From September 2001 through November 2007, Ms. Smith served as Senior Vice President, Finance and Chief Financial Officer. From May 1997 to August 2001, Ms. Smith held various positions of increasing responsibility with the Company. Ms. Smith began her career at Ernst & Young.

The Board concluded that Ms. Smith is well suited to serve as a Director of the Company because of her experience with the Company in various positions with increasing responsibilities across all facets of the Company. The Board benefits from the leadership skills, financial expertise and business development expertise of Ms. Smith. Ms. Smith has over 20 years of experience with the Company.

Michael Dubyak	Age 68 Class III Director Since 2005 Term Expires 2020
Mr. Dubyak has served as the Chairman of the Board since May 2008. Mr. Dubyak also served as the Executive Chairman from January 2014 to December 2014 and our Chief Executive Officer from August 1998 until January 2014. He also served as the President from August 1998 until May 2013. From November 1997 to August 1998, Mr. Dubyak served as our Executive Vice President of U.S. Sales and Marketing. Before that, from January 1994 to November 1997, Mr. Dubyak served us in various senior positions in marketing, sales, business development and customer service. From January 1986 to January 1994, he served as our Vice President of Marketing. Mr. Dubyak has more than 30 years of experience in the business-to-business payments, payment processing, information management services and vehicle fleet and fuel industries.

The Board concluded that Mr. Dubyak is well suited to serve as a director of the Company because of his long experience with the Company and knowledge of the fleet card and payment processing industries. Mr. Dubyak has served in various leadership roles with the Company and held senior positions in marketing, marketing services, sales and business development. He has been associated with the Company for over 30 years.

Rowland Moriarty	Age 72 Class III Director Since 2005 Term Expires 2020
Dr. Moriarty served as the non-executive Chairman of the Board of Directors of WEX Inc. from 2005 until May 2008 and has served as the Vice Chairman and Lead Director since May 2008. He has been the President and Chief Executive Officer of Cubex Corporation, a privately-held consulting company, since 1992. From 1981 to 1992, Dr. Moriarty was a professor of business administration at Harvard Business School and served on the Board of Staples, Inc., an office products company, from 1986 until June 2016. Dr. Moriarty currently serves on the Boards of CRA International, Inc., an economic, financial and management consulting services firm, as Chairman, and Virtusa Corporation, a global information technology services company, since 1986 and 2006, respectively.

The Board concluded that Dr. Moriarty is well suited to serve as a Director of the Company because of his experience across a broad spectrum of industries gained as the Chairman of CRA International, Inc., as well as his experience as a member of the Board of Directors of other publicly-traded companies. He also adds value to the Board from his in-depth industry experience, diversification, merger and acquisition experience and financial expertise.

Susan Sobbott	Age 54 Class III Director Since 2018 Term Expires 2021

Ms. Sobbott assumed a seat on the Board in December 2018. Ms. Sobbott also serves on the board of directors for The Children’s Place, the largest publicly-traded specialty retailer of children’s apparel in North America and Red Ventures, a privately held digital marketing provider for many of the world’s biggest consumer brands. Ms. Sobbott will serve on The Children’s Place board through its 2019 annual meeting. Prior to her retirement in February 2018, Ms. Sobbott was an officer at the American Express Company, a multinational financial services company. At the American Express Company, Ms. Sobbott served from December 2015 to February 2018 as the President of Global Commercial Services, a multibillion-dollar global division. From January 2014 to November 2015, she was President of Global Corporate Payments. From 2004 to January 2014, she was President and General Manager of American Express OPEN, a multibillion-dollar business unit within American Express Company serving small businesses. Ms. Sobbott served as an officer of the firm, as a member of the Business Operating Committee, a group of senior leaders at American Express Company working with the Chief Executive Officer to develop strategic direction, and as a member of the Enterprise Risk Management Committee.

The Board concluded that Ms. Sobbott is well suited to serve as a director of the Company because of her industry experience garnered while serving as a key executive at American Express. This includes Ms. Sobbott’s leadership running large international business units at American Express.

Kirk P. Pond also currently serves as a Class II Director. However, Mr. Pond will retire at the end of his term and is not standing for reelection at the Annual Meeting.

NUMBER OF DIRECTORS AND TERMS
Our certificate of incorporation provides that our Board shall consist of such number of directors as is fixed by our By-Laws. Our By-Laws provide that our Board shall consist of such number of directors as from time to time is fixed exclusively by resolution of the Board. Currently, the Board has fixed the size of the Board at ten directors, who serve staggered terms as follows:

•
each director who is elected at an annual meeting of stockholders serves a three-year term and until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.

BOARD AND COMMITTEE MEETINGS
The Board held 6 meetings in 2018. Each of our directors attended at least 75 percent of the aggregate number of meetings of the Board and meetings of the Board committees, held during the period for which he or she was a director or served on a committee in 2018. Our independent directors meet in executive session in at least one regularly scheduled in-person Board meeting each year. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2018, eight out of our nine directors attended the 2018 annual meeting of stockholders.
Our Board has created the following committees. The charters for each of the committees can be obtained at: http://ir.wexinc.com/phoenix.zhtml?c=186699&p=irol-govhighlights

NAME OF COMMITTEE AND MEMBERS	COMMITTEES OF THE BOARD OF DIRECTORS	NUMBER OF MEETINGS IN 2018
Audit
Regina O. Sommer (Chair) John E. Bachman Kirk Pond Susan Sobbott
The Audit Committee must be comprised of at least three independent directors appointed by a majority of the Board. The Audit Committee oversees our accounting and financial reporting processes, the audits of our financial statements and internal control over financial reporting and monitors the Company’s enterprise risk management and cybersecurity program. All members of the Audit Committee are independent under the applicable rules of the New York Stock Exchange, or the NYSE, and the Securities and Exchange Commission, or the SEC. In addition, each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. Unless determined otherwise by the Board, the Audit Committee shall have at least one member who qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board has determined that Mr. Bachman and Ms. Sommer qualify as “audit committee financial experts.”
		13
Compensation
Jack VanWoerkom (Chair) Shikhar Ghosh James Neary Susan Sobbott	The Compensation Committee must be comprised of at least two independent directors appointed by a majority of the Board. The Compensation Committee oversees the administration of our equity incentive plans and certain of our benefit plans, reviews and administers all compensation arrangements for executive officers and our Board and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. All members of the Compensation Committee are independent under the applicable rules of the NYSE.	5
Corporate Governance
Rowland T. Moriarty (Chair) Regina O. Sommer Jack VanWoerkom	The Corporate Governance Committee is comprised of such number of independent directors as our Board shall determine. The Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates, overseeing succession planning for the CEO and other executive officers and providing oversight with respect to corporate governance matters. All members of the Corporate Governance Committee are independent under the applicable rules of the NYSE.	4

Finance Committee
James Neary (Chair) John E. Bachman Michael E. Dubyak Rowland T. Moriarty	The Finance Committee is comprised of such number of directors as our Board shall determine. The Finance Committee’s responsibilities include advising the Board and the Company’s management regarding potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures. The Finance Committee also oversees the Company’s debt or equity financings, credit arrangements, investments, capital structure and capital policies.	12

Technology Committee
Shikhar Ghosh (Chair) Michael E. Dubyak Kirk Pond Regina O. Sommer	The Technology Committee is comprised of such number of directors as our Board shall determine. The Technology Committee’s responsibilities include assisting the Board and Audit Committee in their oversight of the Company’s management of risks regarding technology, data security, disaster recovery, and business continuity. In addition, the Technology Committee focuses on strategy relating to hardware, software, architecture, organizational structure, management, resource allocation, innovation, and research and development.	4

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee (the members of which who served during 2018 are listed in the table in the “Board and Committee Meetings” section of this Proxy statement) is or was one of our or our subsidiaries’ former officers or employees. During 2018, there were no Compensation Committee interlocks as required to be disclosed under SEC rules.

DIRECTOR COMPENSATION

The Company’s Non-Employee Directors Compensation Plan is designed to achieve the following objectives:

•	Attract and engage directors;

•	Compensate our directors for the investment of time they make to support the Company;

•	Align director compensation with stockholder interests; and

•	Have a compensation structure that is simple, transparent and easy for stockholders to understand.

Our Corporate Governance Guidelines note that the Company’s policy is to compensate directors competitively relative to comparable companies, and that the Compensation Committee will periodically review the compensation of the Company’s directors. In line with this, the Compensation Committee generally reviews our director compensation program against peer group market data every two years, with the reference to the same peer companies used to benchmark executive compensation, as well as survey information analyzing director compensation at U.S. public companies. The Compensation Committee last reviewed the compensation of the Company’s directors in 2017, and made changes to the director compensation policy, effective October 1, 2017, in order to better align the total compensation of our non-employee directors with our peer group median. The assessment of director compensation is conducted by the Compensation Committee with the assistance of Compensation Advisory Partners, the Compensation Committee’s independent compensation consultant.
Annual Cash Retainers
The Company pays each non-employee director the following annual cash retainer(s) based upon his or her service on the Board and/or a Board committee. Such payments are made in four equal quarterly amounts.

Annual Fee Schedule
Annual Chair Cash Retainer	$120,000
Annual Lead Director Cash Retainer	$85,000
Annual Director Cash Retainer (other than Chairman and Lead Director)	$70,000
Audit Committee Chair Cash Retainer	$30,000
Compensation Committee Chair Cash Retainer	$20,000
Finance Committee Chair Cash Retainer	$20,000
Corporate Governance Committee Chair Cash Retainer	$15,000
Technology Committee Chair Cash Retainer	$20,000
Audit Committee Member Cash Retainer (other than Committee Chair)	$15,000
Compensation Committee Member Cash Retainer (other than Committee Chair)	$10,000
Finance Committee Member Cash Retainer (other than Committee Chair)	$10,000
Corporate Governance Committee Member Cash Retainer (other than Committee Chair)	$7,500
Technology Committee Member Cash Retainer (other than Committee Chair)	$10,000
To the extent a non-employee director is appointed at a time other than the annual stockholders’ meeting, any annual cash retainer is prorated. Employees who serve as directors are not separately compensated for their service on our Board.
Equity Retainers

In 2018, all non-employee directors were granted a number of restricted stock units, or RSUs, worth the equivalent of approximately $135,000 at the time of the annual stockholders’ meeting at the then current stock price. The Lead Director was granted additional RSUs worth the equivalent of approximately $15,000 and the Chairman was granted additional RSUs worth the equivalent of approximately $50,000 at the time of the annual stockholders’ meeting at the then current stock price. These RSUs will vest on the first anniversary of the date of grant.

Our directors are subject to anti-hedging and anti-pledging requirements. We maintain a policy that prohibits directors from purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of the Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) or from pledging, hypothecating, or otherwise encumbering shares of the Company stock as collateral for indebtedness.
New Director Equity Grants
All new non-employee directors are granted a number of RSUs, worth the equivalent of approximately $50,000 at the then current stock price. Such RSUs are granted at the next annual stockholders meetings after their appointment to the Board, and vest on the first anniversary of the date of grant.

2018 Director Compensation

Our non-employee directors received the aggregate amount of compensation in the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
John E. Bachman	$92,500	$134,954	$227,454
Michael E. Dubyak	$140,000	$184,878	$324,878
Shikhar Ghosh	$100,000	$134,954	$234,954
George L. McTavish(2)	$64,327	$—	$64,327
Rowland T. Moriarty	$110,000	$149,949	$259,949
James Neary	$93,874	$134,954	$228,828
Kirk P. Pond	$95,000	$134,954	$229,954
Susan Sobbott	$7,917	$—	$7,917
Regina O. Sommer	$110,000	$134,954	$244,954
Jack VanWoerkom	$97,500	$134,954	$232,454

(1)
This column is the aggregate fair value of stock awards granted on May 11, 2018. The fair value of these awards is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the closing price of our common stock as reported by the NYSE on the day that the award was granted. The aggregate number of RSUs outstanding for each non-employee director as of December 31, 2018 is as follows: Mr. Bachman — 765; Mr. Dubyak — 1,048; Mr. Ghosh — 765; Dr. Moriarty — 850; Mr. Neary — 765; Mr. Pond — 765; Ms. Sommer — 765; and Mr. VanWoerkom — 765.

(2)	Mr. McTavish did not stand for reelection at the 2018 Annual Meeting.
Fee Deferral
Directors may defer all or part of their cash fees and equity retainers into deferred stock units which will be payable in Company shares to the Director 200 days following cessation of Board service.
Expense Reimbursement
Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP GUIDELINES
The Compensation Committee established equity ownership guidelines for all non-employee directors. “Equity” for the purpose of these guidelines is defined to include shares of the Company’s common stock, vested restricted stock units and deferred stock units. Under the guidelines of the equity ownership program, all Directors are expected to own equity equal in value to at least three times each Director’s annual Director cash retainer or Lead Director cash retainer. The Directors’ compliance with these guidelines is assessed by the Compensation Committee, as of July 31 of each year, which is the

“Determination Date” for purposes of these guidelines. New directors have three years following their initial Determination Date to achieve this level of ownership. As of July 31, 2018, all of our non-employee directors then serving, were in compliance with their required ownership level. Under our guidelines, Ms. Sobbott, who was not a member of our Board as of July 31, 2018, has three years from her initial Determination Date to accumulate sufficient equity holdings to gain compliance with the equity ownership guidelines.

PRINCIPAL STOCKHOLDERS
This table shows common stock that is beneficially owned by our directors, our named executive officers, our current directors and executive officers as a group and all persons known to us to own 5 percent or more of the Company’s outstanding common stock, as of March 22, 2019. The percent of outstanding shares reported below is based on 43,245,348 shares outstanding on March 22, 2019.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

Name and Address(1)	Common Stock Owned (2)	Right To Acquire(3)	Total Securities Beneficially Owned (3)	Percent of Outstanding Shares
Principal Stockholders:
Wellington Management Group, LLP(4)	4,115,213	—	4,115,213	9.6%
280 Congress Street
Boston, MA 02210
Janus Henderson Group plc(5)	3,795,653	—	3,795,653	8.8%
201 Bishopsgate
EC2M 3AE, United Kingdom
The Vanguard Group, Inc.(6)	3,947,972	—	3,947,972	9.2%
100 Vanguard Blvd
Malvern, PA 19355
BlackRock, Inc.(7)	3,807,299	—	3,807,299	8.8%
55 East 52nd Street
New York NY 10055
Eaton Vance Management(8)	2,338,521	—	2,338,521	5.4%
2 International Place
Boston, MA 02110
Executive Officers and Directors:
Melissa Smith	85,783	58,455	144,238	*
Roberto Simon(9)	19,234	14,514	33,748	*
Scott Phillips(10)	34,121	5,366	39,487	*
Melanie Tinto	562	584	1,146	*
Jeffrey Young	13,855	4,562	18,417	*
John E. Bachman	1,598	765	2,363	*
Michael E. Dubyak(11)	58,008	1,048	59,056	*
Shikhar Ghosh	3,712	1,357	5,069	*
Rowland T. Moriarty(12)	61,742	850	62,592	*
James Neary	1,598	765	2,363	*
Kirk P. Pond(13)	30,432	765	31,197	*
Susan Sobbott	—	—	—	*
Regina O. Sommer	6,286	765	7,051	*
Jack VanWoerkom	1,099	765	1,864	*
Directors and Executive Officers as a Group (19 Persons)(14)	361,216	123,013	484,229	*

*	Less than 1%
(1)	Unless otherwise noted, the business address for the individual is care of WEX Inc., 97 Darling Avenue, South Portland, ME 04106.

(2)
Unless otherwise noted, includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse. Excludes shares that may be acquired through stock option exercises or through the vesting of restricted stock units. This table does not include the following number of shares which will be acquired by our non-employee directors 200 days after their separation from our Board: 38,932 shares by Mr. Ghosh; 11,999 shares by Dr. Moriarty; 11,003 shares by Mr. Pond; 6,564 shares by Ms. Sommer, and 6,606 shares by Mr. VanWoerkom.

(3)
Includes shares that can be acquired through stock option exercises or the vesting of restricted stock units through May 22, 2019. Excludes shares that may not be acquired until on or after May 23, 2019.

(4)
This information was reported on a Schedule 13G/A filed with the SEC on February 14, 2019. Each of Wellington Management Group, LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power with respect to 3,525,743 shares and shared dispositive power with respect to 4,115,213 shares. Wellington Management Company LLP has shared voting power with respect to 3,384,314 shares and shared dispositive power with respect to 3,872,540 shares. The securities reported are owned of record by clients of one or more investment advisors directly or indirectly owned by Wellington Management Group LLP (the “Investment Advisors”), including: Wellington Management Company LLP , Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The percentage reported in the table above is based on the assumption that Wellington Management Group LLP has beneficial ownership of 4,115,213 shares of common stock on March 22, 2019.

(5)
This information was reported on a Schedule 13G/A filed by Janus Henderson Group plc (“Janus Henderson”) with the SEC on February 12, 2019. The Schedule 13G/A reported that Janus Henderson has shared voting power and shared dispositive power over 3,795,653 shares. The percentage reported is based on the assumption that Janus Henderson has beneficial ownership of 3,795,653 shares of common stock on March 22, 2019.

(6)
This information was reported on a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 11, 2019. The Schedule 13G/A reported that Vanguard has sole voting power over 23,057 shares, shared voting power over 4,990 shares, sole dispositive power over 3,923,958 shares and shared dispositive power over 24,014 shares. The percentage reported is based on the assumption that Vanguard has beneficial ownership of 3,947,972 shares of common stock on March 22, 2019.

(7)
This information was reported on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 6, 2019. The Schedule 13G/A reported that BlackRock has sole voting power over 3,640,930 shares and has sole power to dispose 3,807,299 shares. The percentage reported is based on the assumption that BlackRock had beneficial ownership of 3,807,299 shares of common stock on March 22, 2019.

(8)
This information was reported on a Schedule 13G/A filed by Eaton Vance Management (“Eaton Vance”) with the SEC on February 14, 2019. The Schedule 13G/A reported that Eaton Vance has sole voting power over and sole dispositive power over 2,338,521 shares. The percentage reported is based on the assumption that Eaton Vance has beneficial ownership of 2,338,521 shares of common stock on March 22, 2019.

(9)	Includes 62 shares held indirectly in the WEX Inc. 401(k) Plan. Mr. Simon disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.
(10)
Includes 7,986 shares held indirectly through a trust for the benefit of Mr. Phillips, 4,149 shares held indirectly through a Grantor Retained Annuity Trust (“GRAT”) for the benefit of the reporting person, 4,149 shares held indirectly through a GRAT for the benefit of the reporting person’s spouse and 7,987 held indirectly by a trust for the benefit of the reporting person’s spouse. Mr. Phillips disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(11)	Includes 5,748 shares held indirectly under a GRAT. Mr. Dubyak disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.
(12)
Includes 19,000 shares held indirectly through Rubex, LLC, 15,600 shares held indirectly through the Moriarty Family Charitable Trust and 21,978 held indirectly by Rowgra, LLC. Dr. Moriarty is the Chief Investment Officer of Rubex, LLC and disclaims beneficial ownership of the shares held by Rubex, LLC except to the extent of his pecuniary interest in them. Dr. Moriarty disclaims beneficial ownership of the shares of Moriarty Family Charitable Trust except to the extent of his pecuniary interest in them. Dr. Moriarty is the Managing Manager and Distribution Manager of Rowgra LLC and disclaims beneficial ownership of the shares held by Rowgra LLC except to the extent of his pecuniary interest in them.

(13)
Includes 2,500 shares held indirectly through the Pond Family Foundation, 700 shares held indirectly through the Loretta A. Pond Trust, and 3,000 shares held by Mr. Pond’s spouse. Mr. Pond disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(14)	In addition to the named executive officers and directors named in this table, five other executive officers were members of this group as of March 22, 2019.

DIRECTOR INDEPENDENCE
We have considered the independence of each member of the Board. To assist us in our determination, we reviewed the NYSE independence requirements and our general guidelines for independence, which are part of our corporate governance guidelines.
To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) in the Board’s judgment, the director must not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
The Board has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will not be considered to have a material relationship with the Company if (1) he or she is independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) he or she: (i) serves as an executive officer of another company which is indebted to the Company, or to which the Company is indebted, provided that the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) serves as an officer, director or trustee of a tax exempt organization, that receives contributions from the Company, provided that the Company’s discretionary contributions to such organization are less than the greater of $1 million or 2 percent of that organization’s consolidated gross revenues; or (iii) serves as a director of another company with which the Company engages in a business transaction or transactions, provided that the director owns less than 5 percent of the equity interests of such other company and recuses himself or herself from deliberations of the Board with respect to such transactions. In addition, ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the Board of Directors who are independent as defined above.
Based on our guidelines and NYSE corporate governance standards, we have determined that the following directors are independent: John E. Bachman, Shikhar Ghosh, Rowland T. Moriarty, James Neary, Kirk P. Pond, Susan Sobbott, Regina O. Sommer and Jack VanWoerkom and that the nominee Daniel Callahan is also independent. Additionally, our board of directors also previously determined that George L. McTavish, a former director who served during part of the year ended December 31, 2018 was independent. In assessing the independence of Mr. VanWoerkom, the Board considered the former employment relationship of an immediate family member of Mr. VanWoerkom who is not an executive officer of the Company and received annual compensation of less than $120,000. In assessing the independence of Mr. Neary, the Board considered his relationship with Warburg Pincus, a former significant stockholder.
In addition, each of the members of the Corporate Governance Committee, Audit Committee and the Compensation Committee are independent, as determined by the Board in accordance with its guidelines and the listing standards of the NYSE. We have also determined that the members of the Audit Committee satisfy the independence requirements contemplated by Rule 10A-3 under the Exchange Act, and that the members of the Compensation Committee satisfy the independence requirements contemplated by Rule 10C-1 under the Exchange Act.

DIRECTOR NOMINATIONS AND RECOMMENDATIONS
The Corporate Governance Committee responsibilities include recommending candidates for nomination to the Board. The Corporate Governance Committee has recommended Messrs. Ghosh, Neary and Callahan and Ms. Smith for election at the 2019 Annual Meeting. Mr. Ghosh has served as a member of our Board since February 2005, Ms. Smith has served as a member of our Board since January 2014, Mr. Neary has served as a member of our Board since July 2016, and Mr. Callahan is being nominated as a new member of the Board also at the recommendation of the independent directors of the Board. In identifying potential directors, the Corporate Governance Committee may: retain a search firm; consider their professional networks; evaluate highly regarded leaders in industry and academia; or, entertain suggestions from stockholders or other business organizations, among other ways suitable for identifying potential directors.
The Corporate Governance Committee will consider candidates nominated or recommended by stockholders as potential director nominees in the same manner as candidates identified by the Corporate Governance Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then that nominee’s name will be included in the proxy card for the next annual meeting. Our stockholders also have the right under our By-Laws to directly nominate director candidates and should follow the procedures outlined in the “Information About Voting Procedures” section of this proxy statement in the answer to the question entitled “How do I submit a stockholder proposal or director nominee for next year’s annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?”

To be timely, a stockholder’s notice to the Secretary of a director nominee for next year’s annual meeting must be delivered to or mailed and received no earlier than January 10, 2020 nor later than February 9, 2020. However, in the event that the annual meeting is called for a date that is not within 25 days before or after May 9, 2020 notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or publicly disclosed.
In addition, to be considered timely, notice to the Secretary of a “proxy access” director nominee for next year’s annual meeting pursuant to our newly-adopted Bylaw provision must be received in writing by the Secretary no earlier than December 18, 2019 nor later than January 17, 2020. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

Stockholder nominations, including pursuant to the proxy access provision, must be addressed to:
    WEX Inc.
    Attention: Corporate Secretary
   97 Darling Avenue
   South Portland, ME 04106
Director Qualifications
The qualifications for directors are described in our Corporate Governance Guidelines and the guidelines for evaluating director nominees are in the Corporate Governance Committee’s charter, each of which is available on our website. The Corporate Governance Committee believes that a nominee for the position of director must meet the following specific, minimum qualifications:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

•
Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•
Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and

•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

Our Corporate Governance Committee does not have a policy with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. Our Board currently is comprised of ten directors, and embodies that principle of diversified composition and thought. As presently constituted, our board includes three women and a South Asian. The Corporate Governance Committee intends to be mindful of diversity, with respect to gender, race and national origin, in connection with future nominations of directors not presently serving on the Board. In addition, our Corporate Governance Committee’s charter provides that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Application of Criteria to Existing Directors
The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria listed above. The Corporate Governance Committee uses its best judgment and discretion in applying the criteria to the existing directors keeping in mind the interest of the Company.
In addition, the Corporate Governance Committee considers the existing directors’ performance on the Board and any committee, including consideration of the extent to which the directors undertook continuing director education.
The backgrounds and qualifications of the directors considered as a group provide a significant breadth of experience, knowledge and abilities in order to assist the Board in fulfilling its responsibilities. The rationale for the Company’s determination that each director is well suited to serve on the Board is specified with his or her respective biographical entry under the “Nominees for and Members of the Board of Directors” section of this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board believes that the Chief Executive Officer and her designees, as well as the Chairman of the Board and Vice Chairman and Lead Director, speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies who are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives or the Board.
The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Vice Chairman and Lead Director shall, subject to advice and assistance from the General Counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.
If you wish to communicate with the Board or the independent members of the Board, you may send your communication in writing to:
    Independent Director Communication
    WEX Inc.
    Attention: Corporate Secretary
    97 Darling Avenue
    South Portland, ME 04106
You should include your name and address in the written communication and indicate whether you are a stockholder.
Governance Disclosures on Our Website
Complete copies of our corporate governance guidelines, committee charters and code of conduct and ethics are available on the Corporate Governance section of our website, at www.wexinc.com. In accordance with NYSE rules, we may also make disclosure of the following on our website:

•	the identity of the Lead Director at meetings of independent directors;

•	the method for interested parties to communicate directly with the Lead Director or with the independent directors as a group;

•
the identity of any member of our Audit Committee who also serves on the audit committees of more than three public companies and a determination by our Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee; and

•
contributions by us to a tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

COMPENSATION

EXECUTIVE OFFICERS
Non-Director Members of the Executive Team

David Cooper Age 52 Chief Technology Officer
David Cooper joined WEX in December 2016 as our Senior Vice President and Chief Technology Officer. Prior to joining WEX, he held several senior technology positions, including head of global operations at GlobeOne, a financial services company, from June 2016 to December 2016, CTO at Advisor Software, an advisory and wealth management software company from November 2015 to June 2016, SVP of technology at Green Dot, a retail banking company, from March 2014 to November 2015, CTO and SVP of product development at both Fiserv, an information technology and services company, from September 2011 to February 2014 and CashEdge, a leading provider of Intelligent Money Movement from June 2005 to September 2011.

Joel (Jay) A. Dearborn Age 40 President, Corporate Payments
Joel Dearborn joined WEX in January 2016 as Vice President, Strategy. Mr. Dearborn served as Vice President, Strategy from January 2016 until December 2017. Since December 2017, Mr. Dearborn has served as WEX’s President for corporate payments, and is responsible for WEX’s virtual card and other payments solutions. Prior to joining WEX, he was a principal at McKinsey & Company, a management consulting firm, from January 2008 to January 2016, where he helped private and public organizations set their strategic direction, including technology deployment and process redesign to support long-term growth.

Kenneth W. Janosick Age 57 Chief Portfolio Risk & Operations Officer
Kenneth Janosick has served as the Chief Portfolio Risk and Operations Officer overseeing WEX Bank, fraud, credit risk and other areas of potential risk since December 2017. Prior to that he served as Senior Vice President and General Manager, Global Fleet Direct from January 2014 to December 2017. He also served as the Senior Vice President, Small Business Solutions from December 2010 to December 2013. He joined WEX as Vice President, Product and Marketing in January 2009 and served in that role until December 2010. Before that, Mr. Janosick was a First Vice President at JP Morgan Chase bank from November 2006 to November 2009 with responsibility for Relationship Banking and Investments and the Small Business Division.

Nicola S. Morris Age 53 Chief Corporate Development Officer
Nicola Morris has served as the Chief Corporate Development Officer since December 2017. Prior to that she served as the Senior Vice President, Corporate Development from February 2014 to December 2017. She is responsible for managing corporate development and strategic planning, directing corporate marketing, and overseeing early stage product development.  Prior to joining WEX, she worked for Verizon Communications, a global communications and technology company, from January 2006 through January 2014, where she served as the Vice President, Global Corporate Strategy from November 2011 to January 2014. Prior to that role, she held the positions of Vice President and Chief Marketing Officer from October 2010 to November 2011 and also that of Vice President, Strategy and Business Development, both with the Verizon Business unit from January 2006 to October 2010. Before Verizon, she held positions with MCI, Incorporated and Digex, Incorporated.

Scott Phillips Age 49 President, Global Fleet
Scott Phillips has served as the President, Global Fleet, since December 2017. He joined the Company as Senior Vice President and General Manager, Electronic Funds Source (“EFS”) on July 1, 2016, when the Company acquired EFS to expand its large and mid-sized over-the-road (“OTR”) and corporate payments business. Mr. Phillips had been the President and CEO of EFS from September 2011 to June 2016, responsible for OTR fleet activities along with the EFS Corporate Payments business. Prior to joining EFS, he was Executive Vice President and General Manager of the Corporate Payments Divisions at Comdata Corporation, a payment processor and issuer of fleet fuel cards.

Hilary A. Rapkin Age 52 Chief Legal Officer
Hilary Rapkin has served as our Chief Legal Officer since December 2017. Prior to that she served as the Senior Vice President, General Counsel and Corporate Secretary from February 2005 to November 2017. She also served as the Head of Human Resources from February 2013 until February 2018. From January 1996 to February 2005, Ms. Rapkin held various positions of increasing responsibilities with the Company. Ms. Rapkin is a member of the American Bar Association, the Maine State Bar Association, the Association of Corporate Counsel, the Society of Corporate Secretaries and Governance Professionals, the Society for Human Resources and Management and the New England Legal Foundation.

Roberto Simon Age 44 Chief Financial Officer
Roberto Simon joined WEX as the Chief Financial Officer in February 2016. Previously, Mr. Simon served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a global cosmetics, personal and beauty care products company, from October 2014 until February 2016. Prior to that, he was the Revlon Senior Vice President, Global Finance from October 2013 to September 2014 and served as Revlon’s Global Business Process Owner, SAP, from February 2014 until September 2014.  Prior to joining Revlon as a result of Revlon’s acquisition of The Colomer Group Participations, S.L. (“The Colomer Group”), a Spain-based salon and professional beauty business, Mr. Simon served in various senior finance positions of increasing responsibility at The Colomer Group since 2002, including most recently serving as The Colomer Group’s Chief Financial Officer from October 2011 to October 2014.  Prior to that, he served as The Colomer Group’s Vice President of Finance for America and Africa from January 2008 until September 2011.

Melanie J. Tinto Age 47 Chief Human Resources Officer
Melanie Tinto joined WEX as the Chief Human Resources Officer in February 2018. Previously, Ms. Tinto served as the Vice President, Talent Management and Chief Learning Officer at Medtronic, a global leader in medical technology, services and solutions, from April 2015 to February 2018. Prior to joining Medtronic, Ms. Tinto served as the Vice President, Executive Development and Organizational Development of Hewlett Packard, an information technology company, from April 2013 to March 2015.

Jeffrey Young Age 53 President, Health
Jeffrey Young joined WEX in July 2014, when the Company acquired WEX Health (formerly, Evolution1) to expand its healthcare payments business. He served as the CEO of WEX Health, then known as Evolution1, from November 2008 to July 2014. Prior to WEX Health, Mr. Young was the Vice President of Business Applications at Microsoft Corporation, a multinational technology company, in the United States from May 2001 to October 2008. Previously, he helped to lead Great Plains Software through its successful IPO and eventual sale to Microsoft for more than $1 billion, as an Executive Vice President of Sales and Marketing from 1989 to 2001.

ITEM 2.	ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation,” whom we refer to as our “named executive officers” or “NEOs,” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, or Exchange Act.
Our executive compensation programs are designed to attract, motivate, and retain individuals who are critical to our success.
WEX’s “pay-for-performance” philosophy regarding executive compensation is straightforward: reward our executives for their contributions to the Company’s annual and long-term performance by tying a significant portion of their total compensation to key business drivers and stockholder value. Reflecting our pay-for-performance philosophy, a significant portion of executive compensation is subject to increase when results exceed target, reduction when results fall below target and elimination if results do not achieve a threshold level of performance. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, including the section entitled “Compensation Discussion and Analysis,” which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2018.
Our Board is asking stockholders to approve, on a non-binding advisory basis, the following resolution:
RESOLVED, that the compensation paid to WEX Inc.’s named executive officers, as disclosed in accordance with the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the Company or the Board (or any committee of the Board), or create or imply any change or addition to the fiduciary duties of the Company or the Board (or any committee of the Board). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
The Board has decided that the Company will hold an annual advisory vote on the compensation of our named executive officers.
We recommend a vote FOR approval of the compensation of our named executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis, or CD&A, describes our compensation objectives and programs for our “named executive officers” or “NEOs.” This CD&A also describes the specific decisions, and the processes supporting those decisions, which were made with respect to 2018 for the NEOs.
For 2018, our NEOs were:

•	Melissa Smith, Chief Executive Officer (“CEO”) and President

•	Roberto Simon, Chief Financial Officer (“CFO”)

•	Scott Phillips, President, Global Fleet

•	Melanie Tinto, Chief Human Resources Officer

•	Jeffrey Young, President, Health

CD&A Table of Contents
To assist in finding important information, we call your attention to the following sections of our CD&A:

Executive Summary	23
Process for Determining Executive Compensation	28
Total Compensation - Objectives and Philosophy	29
2018 Total Direct Compensation	29
Peer Group	33
Other Compensation Program and Governance Features	34
Executive Summary
Summary of WEX’s Business. WEX Inc. is a global leader in payment solutions operating in three reportable segments: Fleet Solutions, Travel and Corporate Solutions, and Health and Employee Benefit Solutions. Our Fleet Solutions segment provides payment, transaction processing and information management services specifically designed for the needs of commercial and government fleets. Our Travel and Corporate Solutions segment focuses on the complex payment environment of business-to-business payments, providing customers with payment processing solutions for their corporate payment and transaction monitoring needs. Our Health and Employee Benefit Solutions segment provides a software-as-a-service, or “SaaS”, platform for consumer directed healthcare payments, as well as payroll related benefits to customers in Brazil. During 2018, Fleet Solutions revenue represented approximately 65% of our total revenue, Travel and Corporate Solutions revenue represented approximately 20% of our total revenue, and Health and Employee Benefit Solutions revenue represented approximately 15% of our total revenue.

2018 Company Performance Highlights. 2018 was a strong year operationally for WEX. The Company’s 2018 revenue grew 20%, adjusted net income attributable to shareholders, a non-GAAP measure, grew 57% and annualized total stockholder return (TSR) was flat at -0.8%, as shown in the charts below. Our growth in the past several years has been primarily organic, supplemented by acquisitions in each of our three business segments as well as favorable macro-economic conditions and the impact of changes to tax law.

Please note that the reconciliations of the non-GAAP financial measures discussed in this proxy statement are located in Appendix A.
We aspire to be the leading financial technology company within our core verticals. As such, we have designed our performance-based annual and long-term incentive awards for executives to, among other things, align compensation with performance against pre-established goals for these metrics, in addition to stock price performance and other measures of operational success at the corporate, segment and individual levels.
The following metrics provide additional context to our overall operational performance in 2018:

w	Average number of vehicles serviced for 2018 increased 8 percent from 2017.
w	Total fuel transactions processed in 2018 increased 7 percent from 2017.
w	Credit loss expense in the Fleet Solutions segment decreased 8 percent during 2018, as compared to 2017, despite a 22 percent spend volume increase in 2018, as compared to 2017.
w	Our Travel and Corporate Solutions purchase volume in 2018 grew organically 14 percent from 2017.
w	Health and Employee Benefit Solutions average number of SaaS accounts in the U.S. grew 20 percent in 2018, as compared to 2017.

The following additional events and accomplishments, which position the Company well for the future and reflect a strong performance year, occurred during 2018:

w
During October 2018, the Company entered into a definitive asset purchase agreement to acquire Chevron’s existing customer portfolio for approximately $223.4 million, including of $54.6 million for the carrying value of trade accounts receivable. Concurrently with entering into the asset purchase agreement, we modified a number of contract terms, including extending the term of Chevron’s agreement.

w
During October 2018, the Company entered into a definitive agreement to acquire Noventis, an electronic payments network focused on optimizing payment delivery for bills and invoices to commercial entities, for approximately $310 million.

w	The Company successfully executed two separate repricings of our 2016 Credit Agreement and extended the maturity on our revolving credit facility and term A loans to July 2023.
w
We adopted a cloud-first development process and began migrating our fleet technology platform to a secure private cloud. In addition, we have begun migrating our U.S. travel transaction processing onto an internal cloud-based virtual card platform that we acquired as part of our 2017 AOC acquisition.

w	The Company was certified for the second year in a row as a Great Place to Work® in the U.S. by Great Place to Work.
w
The Company launched the WEX Compassion Fund, which will support WEX employees with grants designed to alleviate financial stress from qualified, personal disasters. The fund will be administered by the WEX Cares Foundation, Inc., a separate non-profit entity that was established for this purpose.

Say on Pay Support and Stockholder Engagement. We have adopted a policy of conducting an annual advisory vote on executive compensation. While this vote is not binding, our Board and the Compensation Committee, which we refer to as the Committee for purposes of CD&A, value the opinions of our stockholders.

The Committee strives to ensure our executive compensation program aligns with the interests of our stockholders and adheres to our pay for performance philosophy. Our executive compensation program has historically received very strong stockholder support (including, for example, 99% support from 2015 to 2017). At our 2018 Annual Meeting of Stockholders, approximately 57% of votes cast supported WEX’s executive compensation program. We were disappointed by this unusually low level of support. To understand our stockholders' concerns, we took action through a significant institutional outreach effort.

During Spring 2018, at the direction of the Committee Chair, WEX management reached out to our top-25 stockholders, representing more than 75% of shares outstanding, to discuss executive compensation. In addition to representatives from management, the Committee Chair actively participated in this outreach effort. This resulted in calls with seven investors. Some investors noted they had no issues with our pay programs and declined our request for engagement. In addition, during Fall 2018, WEX management again contacted our then-current, top-25 stockholders, to discuss any concerns or feedback they had related to environmental, social and governance and compensation matters. In response, meetings were requested by, and conducted with, three investors. Over the course of several months, senior management, the Committee and the Committee’s independent consultant analyzed and discussed what was learned in this comprehensive outreach process.

In general, we learned that our stockholders were not seeking major changes to our executive compensation program, and that the decline in support for our Say on Pay resolution last year was primarily related to the special 2017 performance-contingent stock option awards and bridge grants described in our last proxy statement. No such awards were made to our NEOs in 2018. Otherwise, most major stockholders were not prescriptive about plan design. They were more interested to see that the results and outcomes delivered by the compensation program were aligned appropriately with performance. Below are selected highlights from this process:

Feedback We Received	Action Taken by Compensation Committee
General support for the core/annual executive compensation program, especially our move to a three-year performance period for performance stock unit (PSU) awards.
No material changes, given stockholder support for our strongly performance-oriented program that is linked to key tenets of our business, as well as to longer-term stockholder value creation, and provides the ability to differentiate based on individual executive results versus pre-established goals.

Certain stockholders expressed a lack of support for absolute stock price goals in incentive programs.	No 2018 incentive awards had absolute stock price goals.
Certain stockholders were unclear on the time period during which the stock price targets may be achieved for the special 2017 performance-contingent stock option awards; (in particular, that the price hurdles may only be achieved during the final two years of the five-year performance period for the option).

Clarified during investor calls, and here within our 2019 proxy statement, that price hurdles may only be achieved within the two-year window beginning three years from grant date (i.e., between May 10, 2020 and May 10, 2022). This emphasizes longer-term stock price appreciation.

Certain stockholders did not support the rationale for our 2017 bridge grants.	No such awards were made to our NEOs during 2018.
Key Compensation Practices. Our executive compensation program is aligned to our business strategy and features many leading practices which we believe promote alignment with the interests of our stockholders.

What We Do
✓	Directly link pay to performance outcomes, operational results and stockholder returns
✓	Link incentive plan performance measures to short- and mid-term operating objectives and delivery of long-term value to stockholders
✓	Target total direct compensation (base/cash bonus/long-term incentives) within a competitive range of the market median
✓	Maintain a cap on CEO and other NEO incentive compensation payouts for short term incentive plan (STIP) and PSU awards (200% of target)
✓	Have stock ownership guidelines for NEOs, including a retention requirement until stock ownership guideline is achieved
✓	Provide double-trigger change-in-control severance benefits
✓	Review share utilization annually
✓	Devote time to management succession and leadership development efforts
✓	Use an independent compensation consultant
✓	Anti-hedging policy
✓	Anti-pledging policy
✓	Clawback policy

What We Don’t Do
X	No payment of dividends or dividend equivalents on unearned RSUs or PSUs
X	No excise tax gross-ups upon a change-in-control
X	No re-pricing of underwater stock options without stockholder approval
X	No excessive severance or change-in-control benefits

Summary of WEX’s 2018 Executive Compensation Program. A summary of our executive compensation program during 2018 is provided below.

- Generally, we target total direct compensation (base/cash bonus/long-term incentives) within a competitive range of the market median.
- Pay will vary above or below target based primarily on corporate and business unit and, to a lesser degree individual, quantitative performance outcomes.

Compensation Element	2018 Element
Base Salary- Fixed rate of pay	Increases reflect market-based adjustments.
Short-Term Incentive Plan (“STIP”)

Payout can range from 0-200% of target based on financial goals:
1.
Compensation Adjusted Operating Income (60%) and
2.
Compensation Adjusted Revenue (40%)

For NEOs leading a business unit, corporate goals are weighted 40% and business unit goals are weighted 60%.

The funded payout may be adjusted for each NEO through an individual performance modifier, down to 75% or up to 125%, with no payout greater than 200% of target. The adjustment is made based on an assessment of performance versus pre-defined, often quantitative individual goals. The modifier, across our executive leadership team, is intended to generally function within the “pool” of STIP-funded dollars (0-200% of target) that is determined based on the two financial metrics listed above. The Committee has further discretion to eliminate any funded bonus payout at its discretion, should circumstance warrant.

STIP funding was 118.7% of target, on an overall corporate basis, based on objective performance against pre-defined enterprise-wide quantitative goals.

No individual modifiers (±) were applied to NEO STIP payments for 2018.

Long-Term Incentive Plan (“LTIP”)

Our target long-term incentive mix during 2018 for our CEO was 60% PSUs, 25% Stock Options, and 15% RSUs; target mix for our other NEOs, was 60% PSUs, 20% options and 20% RSUs.
PSUs:
- Payout can range from 0-200% of target with cliff vesting on third anniversary of grant
- 3-year performance period based on cumulative corporate financial goals
Compensation Adjusted Net Income Earnings Per Share (60%), and
Non-Fuel Sensitive Revenue (40%)

Stock Options:
- 3-year ratable vesting requirement
- Reward long-term stockholder value creation

RSUs:
- 3-year ratable vesting requirement
- Reward long-term stockholder value creation and encourage retention

Given our shift to a longer, three-year PSU performance period, no NEO PSUs with enterprise-wide goals had a performance period conclude on December 31, 2018.

The Non-Fuel Sensitive Revenue metric recognizes the importance of revenue diversification for our business, given the impact that volatile fuel prices may have on our business results.

Pay Mix. The majority of CEO compensation is variable (“at risk”). For 2018, 86% of target total direct compensation was variable for our CEO in her core compensation program. This directly ties pay to Company performance outcomes, including financial results, strategic initiatives, and stock price performance.

The majority of the compensation for the remaining NEOs is also variable and tied directly to Company performance outcomes, as described above.
Process for Determining Executive Compensation
Compensation Committee. The Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions, which includes our NEOs. The Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year. The Committee held 5 meetings over the course of 2018, all of which included an executive session without management present. The Committee charter may be accessed through the “Governance” link found on our website at: http://ir.wexinc.com/phoenix.zhtml?c=186699&p=irol-govhighlights.
In the first quarter of each fiscal year, the Chair of the Committee reviews the Board’s assessment of the CEO's performance with the CEO. In addition, the Committee approves the following, as explained below:
•changes to executive base salaries and incentive targets, if any, for the current year;
•STIP payout, if any, for the previous fiscal year;
•STIP design and targets for the current fiscal year;
•determination of performance-scoring payout of PSUs granted under the LTIP, if any, for previous years; and
•LTIP metrics, targets and grants for the current fiscal year.

Agenda items for the second quarter vary each year but always include a review of Company performance and progress toward the achievement of incentive plan targets. Typically, this also includes a retrospective assessment of the senior executive pay versus performance relationship.

Agenda items for the third and fourth quarters also vary each year, but always include a review of Company performance and progress toward the achievement of incentive plan targets. The Committee also conducts its annual review of executive compensation, considering a report from its independent compensation consultant comparing the compensation of Company executive officers to a peer group of companies and survey data. Management also discusses with the Committee recommended executive compensation changes for each element of compensation for the next fiscal year.

The design of the STIP and LTIP is typically discussed over multiple meetings prior to the actual approval of the plans in the first quarter of each year. The discussions generally focus on the metrics to be utilized, the difficulty of the performance goals and the weightings for each metric. Other items that are addressed on an annual basis include a review of the

Committee’s charter, director compensation, compliance with stock ownership guidelines and an update on market trends related to executive compensation.

Executive Management. Our Human Resources department, working with our Legal and Finance departments, was responsible for coordinating and overseeing the implementation of executive compensation, and discussing significant proposals or topics impacting executive compensation at WEX with the Committee. This included development of compensation recommendations, in accordance with the compensation philosophy and policies more fully described elsewhere in this CD&A. The following members of management are generally invited to and attend Committee meetings: the CEO; CFO; Chief Human Resources Officer; Chief Legal Officer; VP, Corporate Securities Counsel; and Director, Global Total Rewards.

The Committee has authority to approve the compensation of the CEO and the other NEOs. The CEO meets with the Committee and the compensation consultant to discuss company and individual performance objectives and outcomes, and review compensation recommendations for executive officers directly reporting to her, including the other NEOs. Thereafter, the Committee meets privately with its independent compensation consultant to review and determine compensation of our CEO. In addition, each year the Committee sets compensation plan performance targets for our executive officers and management provides input and recommendations with respect to such targets, as well as information and analyses, as requested by the Committee.
Independent Compensation Consultant. The Committee has the authority to retain and terminate a compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. During 2018, the Committee continued to directly retain Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. The scope of the work done by CAP for the Committee included:

•	Preparing analyses, recommendations, and other support to inform the Committee’s decisions related to executive and director compensation;

•	Providing updates on market trends and the regulatory environment, as they relate to executive and director compensation;

•	Reviewing and commenting on management proposals presented to the Committee;

•	Providing a report comparing the compensation of Company executives to a peer group of companies and survey data; and

•	Working with the Committee to validate the pay-for-performance relationship, in support of alignment with stockholders.
The Committee assessed the independence of CAP pursuant to SEC and NYSE rules, and concluded that no conflict of interest exists that would prevent CAP from providing independent advice to the Committee. CAP will not perform other services for WEX without the consent of the Chair of the Committee. CAP meets with the Committee Chair and the Committee outside the presence of management. In addition, CAP participated in all of the Committee’s meetings during 2018 and, when requested by the Committee Chair, participates in preparatory meetings and executive sessions.
Total Compensation - Objectives and Philosophy

Objectives. Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value. The principal elements of an executive’s total compensation consist of: base salary, annual cash bonus and long-term incentives.

Compensation Philosophy. Generally, we target total direct compensation (salary, annual bonus and long-term incentives) within a competitive range of the market median. Pay may vary above or below target based on actual performance outcomes. Variations in total direct compensation among the NEOs reflect differences in competitive pay for their respective positions as well as the size and complexity of the business units or functions they oversee, the performance of those business units or functions, key competencies and individual performance.

2018 Total Direct Compensation

We structure NEO target total direct compensation so that the majority is delivered in the form of equity awards, in order to provide incentives to work towards long-term top and bottom-line growth that will enhance stockholder returns and to align our NEOs’ compensation directly with our stockholders’ interests. We also structure NEOs’ cash compensation so that a significant portion is at risk under the company’s short-term incentive plan, payable primarily based on enterprise and business unit results, and to a lesser degree based on individual performance. We further detail each component of total direct compensation below.

Base Salary.  We review base salaries annually, but we do not necessarily award salary increases each year. In determining base salary levels for named executive officers, the Committee considers the following qualitative and quantitative factors: job level and responsibilities, relevant experience, individual performance, recent corporate and business unit performance, internal equity, and our objective of paying competitive total direct compensation if performance expectations are met. From time to time base salaries may be adjusted other than as a result of an annual review, for example in order to address competitive pressures or in connection with a promotion. Year-end NEO salaries were as follows:

Name	NEOs Base Salary			Rationale for Increase
	2017	2018	% Increase (2017-2018)
Melissa Smith CEO and President	$700,000	$735,000	5%	Market-based adjustment
Roberto Simon CFO	$500,000	$500,000	—%	n/a
Scott Phillips President, Global Fleet	$475,000	$475,000	—%	n/a
Melanie Tinto Chief Human Resources Officer	$—	$350,000	—%	Not a NEO in 2017
Jeffrey Young President, Health	$450,000	$450,000	—%	n/a

Short-Term Incentive Plan.  Our Annual Incentive Plan, structured under our Performance Incentive Plan (“PIP”), is designed to motivate our NEOs to drive profitable Company growth, while diversifying Company revenues, by measuring NEO performance against our plans at the corporate and business unit level, with the potential for individual adjustment as described below. For NEOs leading a business unit, corporate goals are weighted 40% and business unit goals are weighted 60%. This framework holds the NEO group accountable for the same corporate metrics and goals, while also emphasizing and holding business unit leaders accountable for the results they can most influence. The PIP was approved by our stockholders in 2015 and was designed to give us flexibility to potentially maximize the tax deductibility of certain incentives as performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), as further described below under the “Tax and Accounting Considerations” section. Section 162(m) has been since amended by the Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), which, among other things eliminated the performance-based compensation exception to Section 162(m) for tax years beginning on or after January 1, 2018, subject to limited transition rules.

We establish a cash bonus target for each NEO based upon their position within the Company, responsibility and competitive cash bonus opportunities for similar positions at other companies. Final STIP payouts may range from 0% to 200% of the target bonus opportunity based on actual performance outcomes. The following tables describe 2018 NEO performance goals, results for each component of the STIP, and the actual cash bonus award for each NEO.

	Weighting Used in Determination of 2018 STIP Payout(1)
Corporate Goals	M. Smith	R. Simon	S. Phillips	M. Tinto	J. Young
Compensation Adjusted Revenue	40%	40%	16%	40%	16%
Compensation Adjusted Operating Income	60%	60%	24%	60%	24%
Business Unit Financial Goals
Fleet Adjusted Revenue	—	—	24%	—	—
Fleet Adjusted Operating Income	—	—	36%	—	—
Healthcare Adjusted Revenue	—	—	—	—	24%
Healthcare Adjusted Operating Income	—	—	—	—	36%
STIP payout as a percentage of target based on 2018 performance	118.7%	118.7%	108.0%	118.7%	122.5%
(1) The percentages for each NEO represent the weight that each corporate goal is provided in determining 2018 actual STIP payout.

		Performance Goals			2018 Actual
Corporate Goals	Weight	Threshold (50% payout)	Target Performance Goal (100% payout)	Maximum (200% payout)	Actual Performance	Actual % Performance	Payout based on Actual 2018 Performance
Compensation Adjusted Revenue(1)	40%	$1,348,900,000	$1,419,800,000	$1,476,600,000	$1,451,767,007	156.3%	62.5%
Compensation Adjusted Operating Income(2)	60%	$515,700,000	$551,500,000	$579,100,000	$546,931,638	93.6%	56.2%
Weighted Average Payout							118.7%

(1) Compensation Adjusted Revenue means 2018 revenue as reported in the Form 10-K filing reporting the Company’s results for the performance period adjusted for the difference between 2018 reported fuel prices and foreign exchange rates and Board-approved, budgeted 2018 fuel price and foreign exchange rate assumptions. The results were further adjusted for other immaterial items corrected in the revision of previously issued financial statements, as more fully described in the Company’s annual report on Form 10-K.
(2) Compensation Adjusted Operating Income means 2018 operating income as reported in the Form 10-K filing reporting the Company’s results for the performance period adjusted for: foreign exchange rate impacts compared to the Board approved 2018 Budget, fuel price differences compared to the Board approved 2018 Budget, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, restructuring and other costs. The results were further adjusted for other immaterial items corrected in the revision of previously issued financial statements, as more fully described in the Company’s annual report on Form 10-K.

The initial funding of the STIP payout, based on the financial metrics and pre-set goals described above, may be adjusted for each NEO through an individual performance modifier, down to 75% or up to 125% (of the initial funding of the STIP amount), with no payout greater than 200% of target under the STIP. The adjustment is made based on an assessment of performance versus pre-defined, often quantitative, individual goals. This modifier, across our executive team, is intended to generally function within the “pool” of STIP-funded dollars that is determined based on the financial metrics listed above. Our CEO may make individual modifier recommendations to the Committee for the other NEOs, for consideration and approval by the Committee, and the Committee independently considers and approves any CEO individual modifier factor, if any.

In determining the final payout for Ms. Smith, the Committee considered overall corporate performance and several other achievements; including, her progress in positioning the Company as a leader in financial technology within our core verticals, achievement of acquisition-related synergies, momentum in new contract signings, actions related to long-term risk management, and talent-related results.

For the other NEOs, in addition to an evaluation of general leadership competencies, the pre-defined goals used to determine individual modifiers, which are generally quantitative, were based on the following criteria:

•	Roberto Simon: Financial system road-map and implementation; cost-savings and acquisition integration; and, reduction of debt and interest rate exposures.

•	Scott Phillips: Expansion of non-fuel revenue opportunities; implementation of business unit cost-savings synergies; customer satisfaction and net-promoter score metrics; and, platform consolidation.

•
Melanie Tinto: Global facilities strategy and integration targets; enhancement of global people strategy; enhancement of talent development programs; and, enhancement of workplace satisfaction metrics under Great Place to Work program.

•	Jeffrey Young: Increase revenue opportunities in new and existing markets; operating and strategic plan targets; and, card issuing strategy and milestones.

With respect to the 2018 payout, no individual STIP modifiers (±) were applied across any STIP payments to our NEOs.

	Target Annual Incentive
Name	Base Salary at Year End 2018 ($)	Eligible Award Salary(1)	% of 2018 Base Salary	Award Amount At Target	Payout (% of target) based on 2018 Corporate/ Unit Performance	Individual Performance Modifier		Actual 2018 STIP Award Earned(2)
M. Smith	$735,000	$729,615	140%	$1,021,461	118.7%	None	—	$1,212,474
R. Simon	$500,000	$500,000	75%	$375,000	118.7%	None	—	$445,125
S. Phillips	$475,000	$475,000	70%	$332,500	108.0%	None	—	$359,100
M. Tinto	$350,000	$302,885	60%	$181,731	118.7%	None	—	$215,714
J. Young	$450,000	$450,000	67%	$301,500	122.5%	None	—	$369,338

(1)	Reflects the dollar value of base salary earned during the fiscal year. Certain NEOs received salary adjustments that were implemented for a partial part of the year.
(2)	Actual 2018 STIP award earned reflects payout based upon eligible earnings multiplied by 2018 performance payout percentage.

Long-Term Incentive Compensation. The Company provides annual long-term equity-based incentives through the LTIP. Annual grants under the LTIP were provided through a mix of PSUs, which vest from 0% to 200% based on the achievement of multi-year performance goals, subject to further service based vesting described below, stock options which have no value absent stock price appreciation and encourage stockholder value creation over a long-term (10 year) time horizon, and RSUs, which vest based on the passage of time and fluctuate in value based on changes in our stock price. PSUs, stock options and RSUs generally vest over a three year period of employment.

We aim to provide long-term awards such that together with cash compensation, target total direct compensation (salary plus target bonus and grant-date value of annual long-term incentive awards) is within a competitive range of the market median. Compensation is intended to vary based on Company and individual performance outcomes. The Committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and performance. In making awards to any individual, the Committee does not alter its compensation philosophy based on the individual’s value realized, or failure to achieve gains, on prior RSU, stock option or PSU awards.

Annual equity grants were 60% PSUs, 20% stock options and 20% RSUs for our non-CEO NEOs. The mix for our CEO was: 60% PSUs, 25% stock options and 15% RSUs. Our program balances mid-term (PSU) goals and long-term (stock options) stockholder valuation creation, with key employee motivation and retention.

2018 LTIP. The 2018 LTIP was designed to support our multi-year strategic plan and reward each of the NEOs for their contribution to the achievement of plan goals during the three-year performance period from January 1, 2018 to December 31, 2020. There are two performance metrics, Compensation Adjusted Net Income Earnings Per Share, weighted 60%, and Non-Fuel Sensitive Revenue, weighted 40%. In furtherance of the alignment of the LTIP program with the Company’s strategic plan of diversification of the Company’s revenue base away from fuel price sensitivity, the Non-Fuel Sensitive Revenue metric focuses on the importance of revenue that is not impacted by volatility in fuel prices. As the performance period is incomplete, payout is not yet known. Payout and targets for the PSUs will be disclosed in the 2021 proxy statement, retrospectively, once the performance period is complete. If earned, PSUs will cliff vest on the third anniversary of the grant date. The stock options and RSUs will vest according to the Company’s practice of having one-third of each award vest on each of the first three anniversaries of the grant date.

2016 Healthcare Incentive PSU Grant Payout. A performance-based award was granted to one of our NEOs, Jeffrey Young, on March 15, 2016 that converted from PSUs to RSUs based on the achievement of predetermined, Healthcare Segment-specific Revenue (60%) and Adjusted Operating Income (40%) performance goals for 2018 results.(1) As such, there was a three-year performance period. The award also had a service-based vesting requirement. Upon conversion to RSUs, the award vested in full on the third anniversary of the grant date. The award had a target value of $1.0 million, and payout could have ranged from 0% to 200% of the target units based on the achievement of the multi-year performance goals. The performance goals and actual results are shown below. Based on actual performance, 64.5% of the target PSUs were earned during 2018.

Healthcare Segment Goals(1)	Threshold (50% Payout)	Target Performance Goal (100% Payout)	Maximum (200% Payout)	Weighted	Actual Performance	Payout based on Actual 2018 Performance

2018 Revenue	$175,000,000	$205,000,000	$235,000,000	60%	$185,831,165	40.9%
CAGR(2) for 2018 Revenue Performance	21.1%	27.7%	33.7%		23.6%
2018 Adjusted Operating Income	$44,000,000	$50,000,000	$55,000,000	40%	$45,093,988	23.6%
CAGR(2) for 2018 Adjusted Operating Income Performance	21.0%	26.2%	30.3%		21.9%
Weighted Average Payout						64.5%

(1)
Revenue and Adjusted Operating Income for the Healthcare segment is as reported in the Company’s Form 10-K filing reporting the Corporation’s consolidated results excluding results generated outside of the Company’s US-Health operations.  Adjusted Operating Income is as reported in the Company’s Form 10-K filing reporting the Corporation’s consolidated results, which means adjusted for acquisition-related intangible amortization, stock-based compensation and other one-time non-recurring expense items.

(2)	CAGR is compounded annual growth rate for the business measured from 2015 to 2018.

Peer Group

We have created a target compensation structure that focuses on the median of our selected peer companies, but also allows total target compensation to vary to reflect other considerations, such as company performance, individual experience, job responsibilities and other individual performance factors. A key element of this process is selecting a relevant peer group against which we compare NEO pay elements. The Committee determines the composition of our peer group, considering input from its independent compensation consultant and management, among other factors, such as size, business, operating characteristics and competition for executive talent. For 2018, our peer group consisted of the 10 companies shown below, whose aggregate profile was comparable to WEX.

2018 Peer Group
Cardtronics Inc.	Global Payments Inc.
CSG Systems International Inc.	Jack Henry & Associates Inc.
Euronet Worldwide Inc.	Total System Services, Inc.
EVERTEC, Inc.	Vantiv, Inc.(1)
FleetCor Technologies, Inc.	VeriFone Systems, Inc.(2)

(1)	In January 2018, Vantiv, Inc. changed its name to Worldpay, Inc. following the completion of Vantiv’s merger with Worldpay Group plc.
(2)
VeriFone Systems, Inc. was taken private as of August 20, 2018. As such, the Company was excluded from Peer Median calculations, shown below and in the Executive Summary above, which take into account full year fiscal 2018 results.

Metrics	WEX ($millions)	Peer Median ($millions)
Market Capitalization (at 12/31/2018)	$6,037	$9,780
2018 EBITDA Margin	37%	31%
2018 Revenue	$1,493	$2,433
3-Year Revenue Growth	75%	22%

For certain NEOs, data relating to the peer group is supplemented, for reference, with functional data from executive compensation surveys conducted by two pay-related data providers: Equilar Top 25 Survey and Radford Global Technology Survey - US. With respect to these surveys, the identity of the individual companies comprising the survey data is not considered by the Committee in its evaluation process. Peer group data and other information provided to the Committee were considered in setting target compensation levels for our NEOs. For purposes of defining the market for each individual role, the Committee used the peer group data for the CEO and CFO; for the other NEOs, the Committee supplemented peer group data with the survey data described above.

During 2018, on average, target total direct compensation of our NEOs was positioned within a competitive range of the market median. Adjustments are typically made when we believe that there is a market-based gap and/or as warranted by individual performance.

Other Compensation Program and Governance Features

Compensation Risk Assessment. The Committee considers the potential risk to the Company from its compensation programs and policies. The Committee also reviews a risk assessment of our compensation policies, practices and programs covering employee groups, which was most recently conducted by representatives from Human Resources working with the Committee’s independent compensation consultant. The analysis evaluated the levels of risk-taking that potentially could be encouraged by our compensation arrangements, taking into account the arrangements’ risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives and the Company’s overall risk profile. We concluded that WEX has an executive compensation program that balances competitive compensation with performance incentives and does not use compensation policies or practices - across employee groups - that create risks that are reasonably likely to have a material adverse effect on the Company. Select identified risk-mitigation features with respect to our NEOs include the following:

•	A competitive base salary, which provides executives with ongoing income;

•	Budget and goal setting processes that involve multiple levels of review;

•	Independent oversight of incentive program design and payouts;

•	Different performance-measurement and time-based vesting requirements between our short-term and long-term incentive programs;

•	Stock ownership guidelines, clawback, anti-hedging and anti-pledging policies; and

•	Committee approval for all Section 16 Executive Officer compensation.

Tax Deductibility of Compensation. Internal Revenue Code Section 162(m) generally limits the tax deductibility of compensation paid to certain executive officers (and, beginning for 2018, certain former executive officers) to $1 million in any taxable year. Historically, an exception was available for compensation that qualified as “performance-based” within the meaning of Section 162(m), but the exception has now been repealed, effective for taxable years beginning after December 31, 2017, subject to certain transition rules. It has been our historical policy (prior to 2018) to structure certain compensation arrangements with our executive officers in a manner intended to qualify as performance-based so as to potentially maximize the tax deductibility of that compensation for U.S. federal income tax purposes; however, there have been cases where the benefit of such tax deductibility was outweighed by other objectives. Furthermore, incentive compensation opportunities provided in 2018 and in future years can no longer qualify for the previously-available performance-based exception due to 2017 tax reform legislation (i.e., the Tax Cuts and Jobs Act). As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to specified executives will not be deductible, subject to certain grandfathering rules. The Committee has and will continue to review on a periodic basis the effect of Section 162(m) and may use its judgment to authorize compensation payments that are in excess of the deduction limit when it believes such payments are appropriate.

Accounting Implications. In designing our compensation and benefit programs, the Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.

Executive Stock Ownership Guidelines. To further support alignment of the interests of management and stockholders, we maintain stock ownership guidelines for our executives. The guidelines require that executives attain a specified level of ownership of shares of the company’s common stock equal in value to a multiple of base salary within the later of five years of the executive’s appointment to their role or the applicability of these guidelines:

2018 Guidelines
Role	Multiple of Base Salary
Chief Executive Officer	5.0x
Other NEOs	3.0x

Until the minimum level of ownership is achieved, executives must retain, net after tax, 50% of any earned PSUs upon vesting, any RSUs upon vesting, and/or any stock received upon exercise of options.

The Committee reviews the ownership level for covered executives each year. As of the 2018 measurement of ownership, all NEOs were in compliance with the guidelines. “Equity,” for the purposes of executive ownership guidelines, includes shares of our common stock owned directly or indirectly and ownership interests in the WEX Common Stock Fund held in the Company’s 401(k) Plan, as well as 50% of unvested time-based RSU awards. Stock options and unearned, unvested PSUs are not counted.

    Anti-Hedging and Anti-Pledging Policies. We maintain a policy that prohibits directors and executive officers from purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) or from pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for indebtedness.

Clawback Policy. We maintain a policy regarding the recoupment of incentive compensation from executive officers in specified situations. In the event of a restatement of the financial results of the Company due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws or other misconduct on behalf of a current or former executive officer, the result of which is that any performance-based compensation paid to a current or former executive officer of the Company would have been a lower amount, the Committee will review such performance-based compensation to determine the appropriateness of seeking to recover any excess compensation. Such review would include a determination as to whether any executive officer engaged in misconduct, fraud or intentional illegal conduct which materially contributed to the need for such restatement.

Benefits and Perquisites. We provide competitive benefits to attract and retain associates at all levels. This includes a health and welfare benefits package and a 401(k) plan.

In addition, in connection with the recruitment of Ms. Tinto, the Committee approved the Company providing her with an executive-level relocation package. As part of that package, Ms. Tinto was provided reimbursement for moving services, assistance with the sale of her prior home, and locating a new home.

New Hire Incentive Compensation. In addition, in connection with her recruitment, and primarily intended to replace foregone incentive compensation opportunity and equity awards granted by her previous employer, Ms. Tinto also received a cash award of $250,000 and an equity grant with a target value of $700,000. Of the equity awarded, 57% was in the form of PSUs and 43% was in the form of RSUs. The PSUs have the same multi-year Compensation Adjusted Net Income Earnings Per Share and Non-Fuel Sensitive Revenue performance requirements as PSU awards made to our executives on March 20, 2017. The PSU award, if earned, will cliff vest on the second anniversary of the grant date. As the performance period is incomplete, payout is not yet known. Payout and targets will be disclosed in the 2020 proxy statement, retrospectively, once the performance period is complete. The RSU award will vest over three years at a rate of one third of the total award per year, beginning on the first anniversary of the grant date.

Nonqualified Deferred Compensation. The Company administers the WEX Inc. 2005 Executive Deferred Compensation Plan, or 2005 EDCP, and the 2017 WEX Inc. Executive Deferred Compensation Plan, or 2017 EDCP. Both the 2005 EDCP and the 2017 EDCP provide executive officers with the opportunity to defer up to 80 percent of base salary and/or up to 98 percent of short-term incentive compensation. The Company provides a match of up to 6 percent of the participant’s short-term incentive compensation deferred into the 2005 EDCP and will do so for the 2017 EDCP. Investment income on contributions and Company match is accrued for participants to reflect performance of investment funds identified by each participant during their annual election period. The investment funds and their performance used to calculate earnings in the 2005 EDCP and 2017 EDCP generally mirror those used in the 401(k) Plan.

Each of the NEOs serving in his or her role at the time of election who was eligible to participate, with the exception of Mr. Young and Ms. Tinto, chose to defer a portion of his or her 2017 short term incentive compensation into the 2005 EDCP in 2018 (the last year in which the 2005 EDCP was available for new contributions). The 2005 EDCP was frozen to new contributions following those contributions. Going forward, executive officers will be able to contribute to the 2017 EDCP. The 2017 EDCP has the same characteristics as the 2005 EDCP.

Prior to our initial public offering, we offered the WEX Inc. Supplemental Investment and Savings Plan, or SERP, which allowed participants to defer compensation. The SERP was frozen to new contributions on December 31, 2004. Ms. Smith has a balance in this plan, which continues to earn investment returns based on the funds she selects from an available menu. We believe these investment returns are market competitive for the type of funds offered; there is no preferential interest earned in either the 2005 EDCP or SERP accounts. No other executive officers participated in the SERP when it was an active plan.
COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

THE COMPENSATION COMMITTEE

Jack VanWoerkom (Chair)
Shikhar Ghosh
James Neary
Susan Sobbott

2018 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Melissa Smith	2018	$729,615	$—	$2,699,878	$899,992	$1,212,474	$—	$88,758	$5,630,717
President and Chief Executive Officer	2017	$700,000	$—	$3,046,384	$5,824,970	$1,168,440	$22,238	$85,574	$10,847,606
	2016	$674,039	$—	$1,895,106	$631,727	$965,791	$4,383	$39,961	$4,211,007

Roberto Simon	2018	$500,000	$—	$999,697	$249,978	$445,125	$—	$37,822	$4,037,885
Chief Financial Officer	2017	$500,000	$—	$1,345,879	$2,779,971	$521,625	$—	$39,036	$5,186,511
	2016	$423,077	$—	$2,049,892	$199,989	$408,803	$—	$405,976	$3,487,737

Scott Phillips	2018	$475,000	$—	$999,697	$249,978	$359,100	$—	$35,580	$2,119,355
President, Global	2017	$405,769	$—	$799,929	$2,199,967	$1,752,237	$—	$26,346	$5,184,248
	2016	$—	$—	$—	$—	$—	$—	$—	$—

Melanie Tinto	2018	$302,885	$250,000	$1,059,508	$89,974	$215,714	$—	$137,160	$2,055,241
Chief Human Resources Officer	2017	$—	$—	$—	$—	$—	$—	\	$—
	2016	$—	$—	$—	$—	$—	$—	$—	$—

Jeffrey Young	2018	$450,000	$—	$479,912	$119,965	$369,338	$—	$14,000	$1,433,215
President, Health	2017	$450,000	$—	$456,323	$1,599,960	$459,788	$—	$13,500	$2,979,571
	2016	$432,693	$—	$1,199,920	$49,978	$364,212	$—	$13,500	$2,060,303

(1)	Includes amounts that may be contributed by each named executive officer on a pre-tax basis to the Company’s 401(k) plan, 2017 EDCP (for 2018) and 2005 EDCP (for 2016 and 2017).
(2)
The amounts shown in this column represent the aggregate grant date fair value of stock awards made during 2018, 2017, and 2016, respectively, calculated in accordance with FASB ASC Topic 718, assuming performance at target. Assumptions used in the calculation of these amounts are included in the Company’s audited financial statements for the fiscal years ended December 31, 2018, 2017, and 2016, included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019, March 1, 2018, and March 6, 2017, respectively. For PSUs, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The value of the 2018 PSU awards at the grant date assuming that the highest level of performance conditions were achieved would be $4,319,995, $1,499,704, $1,499,704, $1,339,575, and $719,947 for Ms. Smith, Mr. Simon, Mr. Phillips, Ms. Tinto and Mr. Young, respectively. The value of the 2017 PSU awards at the grant date assuming that the highest level of performance conditions were achieved would be $3,959,973, $1,679,830, $1,199,998, and $599,894 for Ms. Smith, Mr. Simon, Mr. Phillips, and Mr. Young respectively. The value of the 2016 PSU awards at the grant date assuming that the highest level of performance conditions were achieved would be $3,032,262, $1,199,997, and $2,299,942 for Ms. Smith, Mr. Simon, and Mr. Young, respectively.

(3)
The amounts shown in this column represent the aggregate grant date fair value of option awards made during 2018, 2017 and 2016, respectively, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the Company’s audited financial statements for the fiscal years ended December 31, 2018, 2017 and 2016, included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019, March 1, 2018, and March 6, 2017, respectively.

(4)
The amounts shown reflect the cash incentive awarded in March 2019 for 2018 STIP results, March 2018 for 2017 STIP results, and March 2017 for 2016 STIP results, respectively, and include amounts contributed by each named executive officer on a pre-tax basis to the Company’s 2017 EDCP (for 2018 STIP results) and 2005 EDCP (for 2017 and 2016 STIP results). For Mr. Phillips, the amount shown in 2017 also reflects a payment of $1,488,000, relating to the EFS performance incentive plan.

(5)	The amounts shown reflect SERP earnings.
(6)	The following table describes the elements that are represented in the “All Other Compensation” column for the 2018 Summary Compensation Table:

ALL OTHER COMPENSATION

Name	401(k) or Other Retirement Plan Employer Match ($)	EDCP Employer Match ($)(1)	Other ($)		Total ($)
Melissa Smith	$16,010	$72,748	$—		$88,758
Roberto Simon	$11,115	$26,707	$—		$37,822
Scott Phillips	$14,034	$21,546	$—		$35,580
Melanie Tinto	$—	$—	$137,160	(2)	$137,160
Jeffrey Young	$14,000	$—	$—		$14,000

(1)	The amounts reflect the Company’s contributions to the executive officer under the 2017 EDCP which were earned in 2018 and made in 2019.
(2)	Represents Ms. Tinto’s relocation expenses paid at the time she joined WEX.

2018 GRANTS OF PLAN-BASED AWARDS
The following table represents all plan-based awards granted to the named executive officers in 2018:

Name	Type of Award(1)	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melissa Smith	STIP	-	-	$510,731	$1,021,461	$2,042,922	-	-	-	-	-	-	-
	RSU(2)	3/15/2018	3/5/2018	-	-	-	-	-	-	3,412	-	-	$539,881
	PSU(4)	3/15/2018	3/5/2018	-	-	-	6,826	13,651	27,302	-	-	-	$2,159,998
	NQ(6)	3/15/2018	3/5/2018	-	-	-	-	-	-	-	17,555	$158.23	$899,992
Roberto Simon	STIP	-	-	$187,500	$375,000	$750,000	-	-	-	-	-	-	-
	RSU(2)	3/15/2018	3/5/2018	-	-	-	-	-	-	1,579	-	-	$249,845
	PSU(4)	3/15/2018	3/5/2018	-	-	-	2,370	4,739	9,478	-	-	-	$749,852
	NQ(6)	3/15/2018	3/5/2018	-	-	-	-	-	-	-	4,876	$158.23	$249,978
Scott Phillips	STIP	-	-	$166,250	$332,500	$665,000	-	-	-	-	-	-	-
	RSU(2)	3/15/2018	3/5/2018	-	-	-	-	-	-	1,579	-	-	$249,845
	PSU(4)	3/15/2018	3/5/2018	-	-	-	2,370	4,739	9,478	-	-	-	$749,852
	NQ(6)	3/15/2018	3/5/2018	-	-	-	-	-	-	-	4,876	$158.23	$249,978
Melanie Tinto	STIP	-	-	$90,865	$181,731	$363,462	-	-	-	-	-	-	-
	RSU(2)	3/15/2018	3/5/2018	-	-	-	-	-	-	568	-	-	$89,875
	RSU(3)	3/15/2018	3/5/2018	-	-	-	-	-	-	1,895	-	-	$299,846
	PSU(4)	3/15/2018	3/5/2018	-	-	-	853	1,706	3,412	-	-	-	$269,940
	PSU(5)	3/15/2018	3/5/2018	-	-	-	1,264	2,527	5,054	-	-	-	$399,847
	NQ(6)	3/15/2018	3/5/2018	-	-	-	-	-	-	-	1,755	$158.23	$89,974
Jeffrey Young	STIP	-	-	$150,750	$301,500	$603,000	-	-	-	-	-	-	-
	RSU(2)	3/15/2018	3/5/2018	-	-	-	-	-	-	758	-	-	$119,938
	PSU(4)	3/15/2018	3/5/2018	-	-	-	1,138	2,275	4,550	-	-	-	$359,973
	NQ(6)	3/15/2018	3/5/2018	-	-	-	-	-	-	-	2,340	$158.23	$119,965

(1)	All equity and cash-based awards are granted under the 2010 Equity and Incentive Plan.
(2)
RSUs granted on March 15, 2018 vest over three years at a rate of one third of the total award per year on each anniversary of the grant date. The number of RSUs received by each named executive officer was determined by dividing the total award amount granted by the fair market value of our common stock on the date of grant.

(3)
Represents RSUs granted to Ms. Tinto on March 15, 2018 as part of a new hire award. The award will vest over three years at a rate of one third of the total award per year, on each anniversary of the grant date. The number of RSUs received by Ms. Tinto was determined by dividing the total award amount granted by the fair market value of our common stock on the date of grant.

(4)
PSUs granted on March 15, 2018 under the 2018 LTIP may convert to RSUs based on the achievement of predetermined performance goals for the Company’s Compensation Adjusted Net Income Earnings Per Share and Non-Fuel Sensitive Revenue over 2018, 2019 and 2020. Once converted to RSUs, these vest in full on the third anniversary of the grant date.

(5)
Represents PSUs granted to Ms. Tinto on March 15, 2018 as part of a new hire award. The PSUs granted may convert to RSUs based on the achievement of predetermined performance goals for the Company’s Compensation Adjusted Net Income Earnings Per Share and Non-Fuel Sensitive Revenue measured as of December 31, 2019. Once converted to RSUs, these vest in full on the second anniversary of the grant date.

(6)
Non-qualified stock options (“NQ”) granted on March 15, 2018 vest over three years at a rate of one third of the total award per year beginning on each anniversary of the grant date. The number of non-qualified stock options received by each named executive officer was determined by dividing the total award amount granted by the Black-Scholes calculated value on the date of grant.

(7)	Represents the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END
The following table represents stock options and unvested stock units held by each of the named executive officers as of December 31, 2018.

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Melissa Smith	3/15/2015	13,000	-	-	$103.75	3/15/2025	27,043	$3,787,643	65,034	$9,108,662
	3/15/2016	16,095	8,073	-	$77.20	3/15/2026	-	-	-	-
	3/20/2017	7,721	15,466	-	$104.95	3/20/2027	-	-	-	-
	5/10/2017	-	-	174,272	$99.69	5/10/2027	-	-	-	-
	3/15/2018	-	17,555	-	$158.23	3/15/2028	-	-	-	-
Roberto Simon	3/15/2016	5,095	2,556	-	$77.20	3/15/2026	17,090	$2,393,625	25,484	$3,569,289
	3/20/2017	2,620	5,249	-	$104.95	3/20/2027	-	-	-	-
	5/10/2017	-	-	87,136	$99.69	5/10/2027	-	-	-	-
	3/15/2018	-	4,876	-	$158.23	3/15/2028	-	-	-	-
Scott Phillips	3/20/2017	1,871	3,750	-	$104.95	3/20/2027	2,850	$399,171	20,912	$2,928,935
	5/10/2017	-	-	69,708	$99.69	5/10/2027	-	-	-	-
	3/15/2018	-	4,876	-	$158.23	3/15/2028	-	-	-	-
Melanie Tinto	3/15/2018	-	1,755	-	$158.23	3/15/2028	2,463	$344,968	8,466	$1,185,748
Jeffrey Young	3/15/2016	1,273	639	-	$77.20	3/15/2026	11,831	$1,657,050	10,266	$1,437,856
	3/20/2017	935	1,875	-	$104.95	3/20/2027	-	-	-	-
	5/10/2017	-	-	52,281	$99.69	5/10/2027	-	-	-	-
	3/15/2018	-	2,340	-	$158.23	3/15/2028	-	-	-	-

(1)	Options vest over three years at a rate of one third of the total award per year on each anniversary of the grant date.
(2)
Vests upon the attainment of specified stock price hurdles beginning on the third anniversary of the grant, May 10, 2020, and ending on the fifth anniversary of the grant, May 10, 2022. The stock price hurdles are as follows: (a) 50% of the total award vests if the closing stock price is at least $149.53 for 20 consecutive trading days during the two year period beginning May 10, 2020; (b) additional 25% of the total award vests if the closing stock price is at least $174.45 for 20 consecutive trading days during the two-year period beginning May 10, 2020; and, (c) the final 25% of the total award vests if the closing stock price is at least $199.38 for 20 consecutive trading days during the two year period beginning May 10, 2020, in each instance so long at the recipient remains employed with the Company.

(3)	The following table shows the number of RSUs and PSUs, by grant date, which have not yet vested as of December 31, 2018:

Name	Annual Grant RSUs and PSUs March 15, 2016 (#)	HealthCare Incentive PSU Grant March 15, 2016(#)	New Hire Incentive RSU Grant March 15, 2016 (#)	Annual Grant RSUs March 20, 2017 (#)	Annual Grant RSU March 15, 2018 (#)	New Hire Incentive RSU Grant March 15, 2018(#)	Total (#)
Melissa Smith	20,485	-	-	3,146	3,412	-	27,043
Roberto Simon	8,324	-	5,408	1,779	1,579	-	17,090
Scott Phillips	-	-	-	1,271	1,579	-	2,850
Melanie Tinto	-	-	-	-	568	1,895	2,463
Jeffrey Young	2,083	8,355	-	635	758	-	11,831

Grant Date	Stock Award Vesting Schedule
March 15, 2016	Annual Grant RSUs vest over three years at a rate of one third of the total award per year on each anniversary of the grant date.
March 15, 2016	Annual Grant PSUs vest as to fifty percent of the total award on the second and third anniversaries of the grant date.
March 15, 2016	Mr. Young’s HealthCare Incentive PSU grant vests in full on the third anniversary of the grant date.
March 15, 2016	Mr. Simon’s New Hire Incentive RSU grant vests over three years at a rate of one third of the total award per year, on each anniversary of the grant date.
March 20, 2017	Annual Grant RSUs vest over three years at a rate of one third of the total award per year on each anniversary of the grant date.
March 15, 2018	Annual Grant RSUs vest over three years at a rate of one third of the total award per year on each anniversary of the grant date.
March 15, 2018	Ms. Tinto’s New Hire Incentive RSU vests over three years at a rate of one third of the total award per year, on each anniversary of the grant date.

(4)	Reflects the value as calculated based on the closing price of the Company’s common stock ($140.06) on December 31, 2018.
(5)
These amounts represent the number of PSUs granted assuming maximum performance conditions are met. The following table shows the PSUs, by grant date, where achievement of the performance conditions have not yet been determined as of December 31, 2018:

Name	Annual Grant PSUs March 20, 2017 (#)	Annual Grant PSUs March 15, 2018 (#)(1)	Special Incentive PSU Grant March 15, 2018(#)(2)	Total (#)
Melissa Smith	37,732	27,302	-	65,034
Roberto Simon	16,006	9,478	-	25,484
Scott Phillips	11,434	9,478	-	20,912
Melanie Tinto	-	3,412	5,054	8,466
Jeffrey Young	5,716	4,550	-	10,266

Grant Date	Stock Award Vesting Schedule
March 20, 2017	Vests in full on the third anniversary of the grant date.
March 15, 2018(1)	Vests in full on the third anniversary of the grant date.
March 15, 2018(2)	Vests in full on the second anniversary of the grant date.

2018 OPTION EXERCISES AND STOCK VESTED
The following table represents stock options exercised and stock vested in 2018 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Melissa Smith	-	-	30,848	$4,899,605
Roberto Simon	-	-	16,753	$2,660,312
Scott Phillips	-	-	14,814	$2,350,865
Melanie Tinto	-	-	-	-
Jeffrey Young	-	-	2,933	$465,991

2018 NONQUALIFIED DEFERRED COMPENSATION
The following table represents the amounts deferred by each of the named executive officers in the: 2005 EDCP; 2017 EDCP; and, the SERP. The SERP, which was frozen to new contributions on December 31, 2004, the 2005 EDCP, which was frozen to new contributions on December 31, 2017, and the 2017 EDCP are described in the Nonqualified Deferred Compensation section of the CD&A.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Melissa Smith	SERP	—	—	(9,693)	—	$110,942	(5)
	2005 EDCP	—	—	(47,492)	65,822	$595,657
	2017 EDCP	157,728	72,748	(2,716)	—	$227,760
Roberto Simon	2005 EDCP	—	—	(35,672)	—	400,045
	2017 EDCP	111,281	26,707	—	—	137,988
Scott Phillips	2005 EDCP	—	—	(5,731)	—	36,547
	2017 EDCP	35,910	21,546	—	—	57,456
Melanie Tinto	2005 EDCP	—	—	—	—	—
	2017 EDCP	—	—	—	—	—
Jeffrey Young	2005 EDCP	—	—	—	—	—
	2017 EDCP	—	—	—	—	—

(1)	The amounts shown in this column have been reported in Salary and Non-Equity Incentive Plan Compensation of the Summary Compensation Table.
(2)
Participant contributions to the 2017 EDCP are matched on annual incentive compensation payments only. WEX matches the executives’ incentive compensation deferral up to a maximum of 6% of their total incentive compensation award. The amounts shown in this column have been reported in the All Other Compensation column of the Summary Compensation Table.

(3)
Earnings on the SERP are included in the Summary Compensation Table. The company does not pay above-market interest rates on the 2005 EDCP and 2017 EDCP, and thus earnings on the 2005 EDCP and 2017 EDCP are not included in the Summary Compensation Table.

(4)
Portions of the amounts shown in this column have been previously reported in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns of the Summary Compensation Table in previous years, as follows:

Name	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Melissa Smith	$36,481	$501,241	$367,372	$905,095
Roberto Simon	$—	$472,170	$82,262	$554,432
Scott Phillips	$—	$62,334	$37,400	$99,734
Jeffrey Young	$—	$—	$—	$—
Melanie Tinto	$—	$—	$—	$—

(5)	Includes the earnings and balance on December 31, 2018 of the SERP, which is explained in the Nonqualified Deferred Compensation section of the CD&A.

During the year ended December 31, 2018, participants were given the opportunity to select among various funds in the SERP, 2005 EDCP and 2017 EDCP. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2018. The investment alternatives in the 2005 and 2017 EDCPs are the same as those available under our 401(k) plan with the exception of the iShares S&P 500 Index Fund, Vanguard Extended Market Index Fund and Retirement Reserves Money Fund. The comparable funds used in the 401(k) are the Northern Trust S&P 500, Northern Trust Extended Equity Market Index Fund and Wells Fargo Stable Return Fund, respectively.

2018 Rate of Return
SERP
Columbus Circle Investors LargeCap Growth	-7.69%
Fidelity VIP Government Money Market	1.21%
General Fixed 5 Year	3.00%
Principal Global Investors Core Plus Bond	-1.83%
Principal Global Investors Diversified Balanced	-3.55%
Principal Global Investors Diversified International	-17.88%
Principal Global Investors MidCap	-6.94%
Principal Government & High Quality Bond	0.49%
Principal Global Investors Equity Income Account	-5.41%
2005 EDCP and 2017 EDCP
The Oakmark Equity & Income Fund	-8.33%
Deutsche Real Estate Securities Fund (A)	-3.49%
American EuroPacific Growth Fund (R-4)	-15.22%
iShares S&P 500 Index Fund	-4.4%
MFS Value Fund CL R4	-9.87%
Oppenheimer Developing Markets Fund (A)	-12.14%
PRIMECAP Odyssey Stock Fund	-7.14%
Principal High Yield Fund	-4.79%
MainStay Large Cap Growth Fund	3.74%
AllianceBerstein Discovery Value Fund	-15.05%
Vanguard Extended Market Index Fund	-9.36%
Wells Fargo Discovery Fund	-6.78%
Metropolitan West Total Return Bond Fund	0.16%
T. Rowe Price Retirement Balance Inv	-3.27%
T. Rowe Price 2005 Retirement	-3.26%
T. Rowe Price 2010 Retirement	-3.61%
T. Rowe Price 2015 Retirement	-4.17%
T. Rowe Price 2020 Retirement	-4.94%
T. Rowe Price 2025 Retirement	-5.62%
T. Rowe Price 2030 Retirement	-6.28%
T. Rowe Price 2035 Retirement	-6.87%
T. Rowe Price 2040 Retirement	-7.32%
T. Rowe Price 2045 Retirement	-7.57%
T. Rowe Price 2050 Retirement	-7.58%
T. Rowe Price 2055 Retirement	-7.62%
T. Rowe Price 2060 Retirement	-7.57%
Retirement Reserves Money Fund	1.07%

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL BENEFITS
The Company provides employment agreements, severance benefits and change of control benefits to attract and retain key executive officers. In the event, or threat, of a change in control transaction, these agreements and the WEX Inc. Executive Severance Pay and Change in Control Plan are intended to reduce uncertainty and provide compensation for the significant levels of executive engagement and support required during an ownership transition that results in the termination of their employment. These provisions represent competitive severance and change in control benefits based upon the review by the Committee.
The Committee reviews these agreements and the WEX Inc. Executive Severance Pay and Change in Control Plan periodically to assess whether the total value to an executive remains at the level needed to attract and retain executives without being considered excessive in the opinion of the Committee.
The following provisions are in effect as of December 31, 2018:

	Ms. Smith	Mr. Simon	Ms. Tinto	Mr. Young	Mr. Phillips
Basic Severance Benefit(1)
Severance Payment	1.5x base salary plus 1x target bonus each paid in a lump sum or over 12 months at the Company’s election	1.5x base salary paid over an 18-month period plus pro rata portion of bonus in a lump sum	1.5x base salary paid over an 18-month period		1.5x base salary paid over an 18-month period plus pro rata portion of bonus payable in a lump sum
Accelerated Vesting of Equity	1 year	1 year(2)	None
Health Benefit Continuation	One-time lump-sum cash payment equal to 12 times the value of the Company’s monthly share of the cost of coverage (i.e., premiums) for participant’s group health coverage benefits.				Payment of 100% of the premium, including any additional administration fee, until the shorter of 12 months following termination date or the day COBRA eligibility ends.
Change in Control (CiC)(3) Severance Benefit
Double Trigger: (requires CiC and loss of comparable position)
Severance Payment	2x base salary and 2x target bonus paid over a 24 month period
Accelerated Vesting of Equity	100 percent (other than performance options which vest only if CiC price exceeds performance thresholds)		100 percent(4)
Health Benefit Continuation	One-time lump-sum cash payment equal to 24 times the value of the Company’s monthly share of the cost of coverage (i.e., premiums) for Participant’s group health coverage benefits.
Other Agreements(5)
Non-Compete(6)	2 years for without cause termination and constructive discharge with CiC; 1 year otherwise	1 year			2 years
Non-Solicitation(7)
Non-Disparagement(8)
Non-Disclosure(9)	Indefinitely
(1)
Basic severance benefit is payable in the case of the executive resigning for “good reason” or if the executive is terminated “without cause,” each as defined in the WEX Inc. Executive Severance Pay and Change in Control Plan.

(2)
The accelerated vesting of equity is with regard to Mr. Simon’s “New Hire RSU Award” only and for avoidance of any doubt no other equity awards shall accelerate in connection with the termination of Mr. Simon’s employment with the Company due to either a ‘Without Cause Termination’ or a resignation for a ‘Good Reason,’ each as described in the Severance and Restrictive Covenant Agreement, in the absence of a Change in Control, except to the extent specifically provided otherwise in the applicable award agreement.

(3)
“Change in Control” means, in summary: (i) an acquisition of 50 percent or more of either the then-outstanding shares of common stock or the combined voting power of the then-outstanding voting securities of the Company excluding certain specified acquisitions; (ii) a change in the composition of the Board such that the individuals who constitute the Board at that point in time cease to constitute a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of shares or assets of another company excluding certain specified transactions; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. If an executive terminates and receives benefits under the 2010 Equity and Incentive Plan, and then is rehired, subsequent benefits may not be paid and/or reimbursement of a portion of benefits already paid can be required.

(4)
Upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the equity award agreement, then the equity award shall become immediately and fully vested, subject to any terms and conditions set forth in the 2010 Equity and Incentive Plan or imposed by the Committee.

(5)
In connection with any separation of employment by an executive officer, the officer shall execute and not timely revoke a separation agreement and release, in a form acceptable to the Company, in order to receive the basic severance and/or change in control severance benefits described.  Each separation agreement shall include terms relating to non-competition, non-solicitation, non-disparagement and non-disclosure, as well as a release of claims.  To the extent there is a violation of the restrictions or obligations in the separation agreement, the Company may cease future payments, obtain injunctive or other equitable relief or seek reimbursement of previously paid amounts, as well as any other remedies available to the Company under the WEX Inc. Executive Severance Pay and Change in Control Plan or applicable law.

(6)
Each of the executive officers has agreed to provisions which restrict the executive from performing any acts which advance the interests of any existing or prospective competitors of WEX during the period specified above.

(7)	Each of the executive officers has agreed to provisions which restrict the executive from soliciting customers or employees to terminate their relationship with the Company.
(8)
Each of the executive officers has agreed to provisions which restrict the executive officer from making any statements or performing any acts intended or reasonably calculated to advance the interest of any existing or prospective competitor or in any way to injure the interests of or disparage the Company.

(9)	Each of the executive officers has agreed to provisions which restrict the executive from disclosing confidential information as defined in the agreement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
The following chart shows the payments to each named executive officer which would be made as a result of possible termination scenarios assuming each had occurred on December 31, 2018.

Named Executive Officer	Voluntary Termination or Involuntary Termination For Cause ($)	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Change in Control With Termination ($)	Disability ($)	Death ($)
Melissa Smith
Acceleration of Equity Awards(1)	—	$6,278,890	$10,828,325	—	$10,828,325
Salary and Benefits Continuation	—	$1,121,781	$1,508,563	—	—
Short Term Incentive Program	—	$1,029,000	$2,058,000	$1,029,000	$1,029,000
Non-Qualified Plan(2)	$706,599	$706,599	$706,599	$706,599	$706,599
Total	$706,599	$9,136,270	$15,101,487	$1,735,599	$12,563,924
Roberto Simon
Acceleration of Equity Awards(1)	—	$757,444	$4,846,895	—	$4,846,895
Salary and Benefits Continuation	—	$771,675	$1,043,351	—	—
Short Term Incentive Program	—	$375,000	$750,000	$375,000	$375,000
Non-Qualified Plan(2)	$538,034	$538,034	$538,034	$538,034	$538,034
Total	$538,034	$2,442,154	$7,178,280	$913,034	$5,759,930
Scott Phillips
Acceleration of Equity Awards(1)	—	—	$1,972,395	—	$1,972,395
Salary and Benefits Continuation	—	$735,671	$996,342	—	—
Short Term Incentive Program	—	$332,500	$665,000	$332,500	$332,500
Non-Qualified Plan(2)	$94,003	$94,003	$94,003	$94,003	$94,003
Total	$94,003	$1,162,174	$3,727,739	$426,503	$2,398,897
Melanie Tinto
Acceleration of Equity Awards(1)	—	—	$905,953	—	$905,953
Salary and Benefits Continuation	—	$542,015	$734,030	—	—
Short Term Incentive Program	—	—	$420,000	$210,000	$210,000
Non-Qualified Plan(2)	—	—	—	—	—
Total	—	$542,015	$2,059,983	$210,000	$1,115,953
Jeffrey Young
Acceleration of Equity Awards(1)	—	—	$2,552,307	—	$2,552,307
Salary and Benefits Continuation	—	$682,760	$915,520	—	—
Short Term Incentive Program	—	—	$603,000	$301,500	$301,500
Non-Qualified Plan(2)	—	—	—	—	—
Total	—	$682,760	$4,070,827	$301,500	$2,853,808

(1)
For purposes of these calculations, the stock price used to calculate potential payments was the closing price on December 31, 2018, being $140.06. The officers identified above hold employee stock options that feature an exercise price of $103.75, $77.20, $104.95 and $158.23.

(2)	As used in this table, Non-Qualified Plan payout includes the participants’ balances in their 2005 and 2017 EDCPs and SERP accounts.

Pay Ratio Disclosure

For 2018, our last completed fiscal year, the median annual total compensation of all employees, excluding our CEO, was $58,919 and the annual total compensation of our CEO was $5,630,717. Accordingly, the ratio of the CEO’s annual total compensation to the total annual compensation of the median employee was 96:1.

This reflects analysis of our global workforce of 3,524 employees as of October 1, 2018. We used salary compensation to determine the median employee. Our estimate of salary for our full 2018 fiscal year included: (i) annual base salary and (ii) hourly salary rate times annual standard hours. For the 2018 calculation, we did not exclude any employee populations from the calculation to determine our median employee, as we did in 2017. The effect of this change was not significant. We elected not to exclude any employee populations in calculating the 2018 ratio because we were able to access our broader employee population’s compensation data due to enhanced system reporting.

Our estimates were based on an analysis of the pay components and payrolls in each of the countries in which we operate. Cash compensation rates of employees paid in foreign currencies were converted into US dollars using foreign exchange conversion rates in effect on October 1, 2018 for determination of the median.

Once the median employee was identified, actual total compensation was determined in accordance with Item 402(c) (2)(x) of Regulation S-K.

The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use this information in managing our company. We do not believe this information provides stockholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other company in any meaningful respect.

Environmental, Social and Governance Practices

For 2018, the Company began to formalize its approach to environmental, social and governance matters (“ESG”).  While we view our approach as part of a continuous process of evaluating and improving our ESG practices, during 2018, we undertook the following to enhance our ESG practices:

•
Strong Commitment to Board Diversity: With the appointment of Ms. Sobbott, we have brought the number of female directors to three and increased female representation on the board to nearly one-third of our board. Taking into account Mr. Ghosh’s background as a South Asian, and Mss. Smith, Sobbott, and Sommer, our directors offer ethnic and gender diversity that provide varied insights into approaching governance, strategy and focus.

•
A Significant Part of our Business is Based on Reducing Fuel Consumption: For our Fleet segment, we provide the controls, business insights and data that allow our customers to optimize their fuel consumption. This access to data enables our customers to reduce fuel consumption and drive their cost and carbon footprint lower.

•
Environmental Commitment: In developing new locations and workplaces, we are taking our impact into account.  Our new corporate headquarters was purpose-built to utilize natural light, reduce energy consumption and enhance the quality of the workplace environment, all with an aim of fostering a positive place within which to conduct business.

•
Commitment to Great Place to Work Measurements: In further advancement of our strategy to enhance the workplace experience and performance, we have continued our participation in the Great Place to Work program.  Great Place to Work leverages 30 years of research to quantify the current state of workplace culture and provides an objective comparison to the best workplaces in the world.

•
WEX Cares Foundation: WEX believes that supporting our colleagues is one of the most important things we can do to enhance our communities. With that in mind, during 2018, we formed an employee- and board-funded non-profit foundation whose mission is to directly support our colleagues who are experiencing a qualifying, personal hardship. To initiate and fund the WEX Cares Foundation, 100% of our Board and executive leadership team committed to making a donation so that the foundation is able to immediately execute on the mission of supporting WEX employees experiencing an event of need.

•
Stockholder Outreach: Following our 2018 annual meeting, we contacted our top-25 stockholders and offered to discuss any concerns they have about our governance and compensation practices. Of the stockholders who requested opportunities to speak, we engaged in two-way discussions about their preferred topics. We have taken that feedback into account as we continue to evolve our approach to ESG matters.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information about shares of common stock that may be issued under the Company’s equity compensation plans as of December 31, 2018. The Company’s only equity plan, the 2010 Equity and Incentive Plan, has been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Excludes Restricted Stock Units and Performance Stock Units) ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by Company security holders	1,898,707	(1)	104.62	(2)	1,120,935	(3)

(1) Includes 472,854 shares of common stock subject to PSUs assuming that the target level of performance conditions were achieved. If the highest level of performance conditions were assumed for such PSUs. The total number of shares of common stock to be issued upon settlement of such awards as of December 31, 2018 would be 945,708.
(2) Weighted average exercise price does not take into account the 254,041 shares of common stock subject to outstanding RSUs or the 472,854 shares of common stock subject to outstanding PSUs. Such shares of common stock will be issued at the time such awards vest, without any cash consideration payable for those shares.
(3) The 2010 Equity and Incentive Plan permits the award of incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock awards, RSUs, director awards, other stock-based and cash-based awards and performance awards. The 2010 Equity and Incentive Plan authorizes a number of shares for issuance equal to the sum of (i) 3,800,000 shares of common stock and (ii) such additional number of shares of common stock (up to 1,596,169) as is equal to (x) the number of shares of common stock which were reserved for issuance under the Company’s Amended and Restated 2005 Equity and Incentive Plan (the “Prior Plan”) that remained available for grant under the Prior Plan immediately prior to the Board of Directors’ approval of the 2010 Plan and (y) the number of shares of common stock subject to awards under the Prior Plan and the 2010 Equity and Incentive Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right. Under the 2010 Equity and Incentive Plan, any stock option granted reduces the available number of shares on a one-to-one basis, and any RSU, PSU or other full value award reduces the available number of shares on a one-to-1.53 basis.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on a review of the reports and written representations submitted to us, we believe that during 2018 all filings with the SEC by our officers, directors and 10 percent stockholders timely complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Securities Exchange Act of 1934, with one exception. David Cooper, an officer, reported the vesting of an RSU after the two-day deadline for filing a Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which WEX is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5 percent stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Board’s Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the Corporate Governance Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between meetings, subject to ratification by the Corporate Governance Committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. The Corporate Governance Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.
The Corporate Governance Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company’s best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10 percent equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $750,000 or 1 percent of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2 percent of the Company’s annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of the Company’s charter or By-Laws.
There were no relationships or related person transactions in 2018 which required review under the policy.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

ITEM 3.    APPROVAL OF THE WEX INC. 2019 EQUITY AND INCENTIVE PLAN

Why We Are Requesting Stockholder Approval of the 2019 Equity and Incentive Plan

We are asking stockholders to approve the WEX Inc. 2019 Equity and Incentive Plan, which we refer to as the 2019 Plan. Our Board of Directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. On April 16, 2019, upon the recommendation of the Compensation Committee, and subject to stockholder approval, the Board of Directors adopted the 2019 Plan. The 2019 Plan is intended to replace our 2010 Equity and Incentive Plan, which we refer to as the Prior Plan, which is the Company’s only equity incentive plan and which will expire by its terms on May 20, 2020. Upon the expiration of the Prior Plan, all then outstanding awards under the Prior Plan will remain in effect, but no additional awards may be made under the Prior Plan. If the stockholders approve the 2019 Plan at the Annual Meeting, then we will not grant any new awards under the Prior Plan after the Annual Meeting, however, awards outstanding under the Prior Plan will remain in effect.

If stockholders approve the 2019 Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2019 Plan for up to the sum of (i) 3,700,000 shares of common stock and (ii) such additional number of shares of common stock (up to 1,501,676 shares) as is equal to the number of shares of common stock subject to awards granted under the Prior Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company pursuant to a contractual repurchase right. As of March 25, 2019, options to purchase 1,009,554 shares of common stock were outstanding under the Prior Plan with a weighted-average remaining term of 8.25 years and a weighted-average exercise price of $114.43 per share, 171,167 shares of common stock were subject to outstanding restricted stock units granted under the Prior Plan, 320,955 shares of common stock were subject to outstanding performance based restricted stock units granted under the Prior Plan (assuming target performance), no shares of restricted stock were outstanding under the Prior Plan and an additional 763,648 shares of common stock were reserved for future awards under the Prior Plan. The 2019 Plan provides that to the extent a share that is subject to an award granted under the Prior Plan that counted as 1.53 shares against the Prior Plan’s share reserve is made available for the award of future grants under the 2019 Plan, the share reserve of the 2019 Plan will be credited with 1.53 shares. Otherwise each share of common stock subject to an award under the Prior Plan that becomes available for grant under the 2019 Plan will increase the 2019 Plan’s share reserve by one share. We expect that the proposed share pool under the 2019 Plan will allow us to continue to grant equity awards at our historic rates for approximately four years, but may vary based on changes in participation and WEX stock price.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2019 Plan is not approved, we will not be able to make long-term equity incentive awards under a stockholder-approved equity incentive plan after the expiration of the Prior Plan on May 20, 2020. Therefore, we consider approval of the 2019 Plan vital to our future success. Accordingly, our Board of Directors believes adoption of the 2019 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2019 Plan.

Highlights of the 2019 Plan

w
No liberal share recycling.    The 2019 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

w	Fungible Share Pool. Full-value awards count against the share limits under the 2019 Plan as 1.7 shares for each share of common stock subject to the award.
w	No Repricing of Awards. The 2019 Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
w	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
w
No Reload Options or SARs.    No options or SARs granted under the 2019 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

w	No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2019 Plan may provide for the payment or accrual of dividend equivalents.
w
Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

w
Limit Applicable to Non-Employee Directors.    The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $750,000. Exceptions to these limitations may only be made by the Compensation Committee in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

w	“Double trigger” Vesting Following Change in Control. Awards granted under the 2019 Plan will not automatically vest solely as a result of a change in control.
w
Minimum Vesting Requirements. Subject to the 2019 Plan’s provisions relating to the acceleration of vesting and except with respect to awards granted in the aggregate for up to 5% of the maximum number of shares authorized for issuance under the 2019 Plan, no award may vest earlier than the first anniversary of its date of grant, unless the award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the holder of the award.

w
Material Amendments Require Stockholder Approval.    Stockholder approval is required prior to an amendment to the 2019 Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

w	Administered by an Independent Committee. The 2019 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
Information Regarding Overhang and Dilution

In developing our share request for the 2019 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the number of common shares outstanding. As of March 25, 2019, there were 1,501,676 shares underlying all equity awards outstanding, 763,648 shares available for future awards, and 43,245,852 common shares outstanding. Accordingly, our overhang at March 25, 2019 was 5.2%, which was below our peer group 25th percentile. For purposes of this calculation, we counted the shares subject to our performance stock units based on the target number of shares of common stock issuable under such awards. If the 3,700,000 shares proposed to be authorized for grant under the 2019 Plan are included in the calculation, our overhang on March 25, 2019 would have been 12.0%, which was below our peer group median. Historically, however, WEX has granted approximately 62% of equity awards in the form of full-value awards and approximately 38% of equity awards in the form of stock options. Applying the fungible share ratio applicable to full-value awards under the 2019 Plan pursuant to which each full-value equity award reduces the shares available under the 2019 Plan by 1.7 shares and assuming our historic grant practices continue, if the 3,700,000 additional shares proposed to be authorized for grant under the 2019 Plan are included in the calculation, our overhang on March 25, 2019 would have been 9.4%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2018, 2017 and 2016 calendar years as well as an average over those years.

Calendar Year	Awards Granted (000s)	Basic Weighted Average Number of Common Shares Outstanding (000s)	Gross Burn Rate (1)
2018	317	43,156	0.7%
2017	978	42,977	2.3%
2016	533	40,809	1.3%
Three-Year Average			1.4%

(1)
“Gross burn rate” which we define as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding. For purposes of this calculation, we counted the shares subject to our performance stock units based on the target number of shares of common stock issuable under such awards.

As shown in the following table, the Company’s three-year average burn rate was 2.5% on an adjusted basis, which is significantly below the ISS benchmark applied to our industry. This alternative burn rate calculation converts full-value awards to option equivalents using a conversion factor of 2.5, per ISS methodology.

Calendar Year	Awards Granted (000s) (1)	Basic Weighted Average Number of Common Shares Outstanding (000s)	Adjusted Burn Rate (2)
2018	641	43,156	1.5%
2017	1,422	42,977	3.3%
2016	1,144	40,809	2.8%
Three-Year Average			2.5%

(1)	Full-value awards were converted to option equivalents using a conversion factor of 2.5, per ISS.

(2)	Calculated by dividing the basic weighted average number of common shares outstanding by the total granted on an adjusted basis, as described above.

Description of the 2019 Plan

The following is a brief summary of the 2019 Plan, a copy of which is attached as Appendix B to this proxy statement. References to our Board of Directors in this summary shall include the Compensation Committee or any similar committee appointed by our Board of Directors to administer the 2019 Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The 2019 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2019 Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of 3,700,000 shares of our common stock plus such additional number of shares of our common stock (up to 1,501,676 shares) as is equal to (x) the number of shares of the Company’s common stock reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan immediately prior to the date that the 2019 Plan is approved by the Company’s stockholders and (y) the number of shares of common stock subject to awards granted under the Prior Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the Company pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code). The 2019 Plan provides that to the extent a share that is subject to an award granted under the Prior Plan that counted as 1.53 shares against the Prior Plan’s share reserve is made available for the award of future grants under the 2019 Plan, the share reserve of the 2019 Plan will be credited with 1.53 shares. Otherwise, each share of common stock subject to an award under the Prior Plan that becomes available for grant under the 2019 Plan will increase the 2019 Plan’s share reserve by one share.

The 2019 Plan uses a “fungible share” concept under which each share of the Company’s common stock subject to awards granted as options and SARs cause one share of the Company’s common stock per share under the award to be removed from the available share pool, while each share of the Company’s common stock subject to awards granted as restricted stock, restricted stock units, or other stock-based awards where the per share purchase price for the award is less than 100% of the fair market value of the Company’s common stock on the date of grant of the award will cause 1.7 shares of the Company’s common stock per share under the award to be removed from the available share pool. Shares of the Company’s common stock covered by awards under the 2019 Plan that are returned to the 2019 Plan as described in the following paragraph and become available for issuance pursuant to a new award will be credited back to the pool at the same rates described above.

The maximum number of shares with respect to which awards may be granted to any participant under the 2019 Plan may not exceed 1,000,000 shares per calendar year for awards issued in the form of options or SARs and 1,000,000 shares per calendar year for awards granted in the form of restricted stock awards, restricted stock unit awards or other stock-based awards. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award. Performance awards in the form of cash-based awards may also provide for cash payments of up to $10,000,000 per calendar year per participant.

The 2019 Plan provides that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000. Exceptions to these limitations may only be made by the Compensation Committee in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation.
For purposes of counting the number of shares available for the grant of awards under the 2019 Plan and the sublimits of the 2019 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards and against the sublimits of the 2019 Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2019 Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2019 Plan.
Shares covered by awards under the 2019 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2019 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards and against the sublimits of the 2019 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2019 Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board of Directors may grant awards under the 2019 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board of Directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2019 Plan. Any such substitute awards shall not count against the overall share limits or the sublimits of the 2019 Plan, except as required by reason of Section 422 and related provisions of the Code.
Descriptions of Awards

Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2019 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2019 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board of Directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2019 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2019 Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights.    A SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2019 Plan provides that the measurement price of a SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board of Directors approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2019 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2019 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2019 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2019 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2019 Plan) and grant in substitution therefor new awards under the 2019 Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the 2019 Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange, or NYSE.

Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards.    Restricted stock units, or RSUs, entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board of Directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards.    Under the 2019 Plan, our Board of Directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board of Directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2019 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board of Directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded.

Cash Awards.    Under the 2019 Plan, the Board of Directors has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Our Board of Directors may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board of Directors): (i) pre-tax income or after-tax income, (ii) income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements, (iv) earnings or book value per share (basic or diluted), (v) return on assets (gross or net), return on investment, return on capital, or return on equity, (vi) return on revenues, (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, (viii) economic value created, (ix) operating margin or profit margin, (x) stock price or total stockholder return, (xi) income or earnings from continuing operations, (xii) sales, sales growth, earnings growth or market share, (xiii) achievement of balance sheet objectives, (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings; (xv) strategic business criteria, consisting of one or more measures based on meeting specified employee satisfaction, human resource management, supervision of litigation, information technology, customer satisfaction, goals relating to divestitures, joint ventures and similar transactions, and any corporate or business objectives or strategic initiatives and (xvi) any other measure selected by the Board of Directors. These goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) any other factors as the Board of Directors may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by the Board of Directors. The Board of Directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board of Directors may adjust the cash or number of shares payable pursuant to a performance award, and the Board of Directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the Company.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2019 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Minimum Vesting

The 2019 Plan generally requires that no award granted under the 2019 Plan may vest earlier than the first anniversary of its date of grant, unless the award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant. This minimum vesting requirement does not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares available for the grant of awards under the 2019 Plan.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the 2019 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2019 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Plan Benefits

As of March 31, 2019, approximately 5,774 persons were eligible to receive awards under the 2019 Plan, including the Company’s 4,816 employees (excluding officers), 77 officers (all of whom are also employees), 9 directors (excluding the CEO, who is an officer), and 872 consultants. As of March 31, 2019, the Company had no advisors (excluding consultants). The granting of awards under the 2019 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On April 9, 2019 the last reported sale price of the Company common stock on the NYSE was $198.40.

Administration

The 2019 Plan will be administered by our Board of Directors. Our Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2019 Plan that it deems advisable and to construe and interpret the provisions of the 2019 Plan and any award agreements entered into under the 2019 Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2019 Plan or any award. All actions and decisions by our Board of Directors with respect to the 2019 Plan and any awards made under the 2019 Plan will be made in our Board of Directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2019 Plan or in any award.

Pursuant to the terms of the 2019 Plan, our Board of Directors may delegate any or all of its powers under the 2019 Plan to one or more committees or subcommittees of our Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2019 Plan, including the granting of awards to executive officers. Awards granted to non-employee directors must be granted and administered by a committee of the Board of Directors, all of the members of which are independent directors as defined by Section 303A.02 or any successor provision of the NYSE Listed Company Manual.

Subject to any applicable limitations contained in the 2019 Plan, the Board of Directors, the Compensation Committee, or any other committee or officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the 2019 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the 2019 Plan, (ii) the share counting rules set forth in the 2019 Plan, (iii) the sublimits contained in the 2019 Plan, (iv) the number and class of securities and exercise price per share of each outstanding option, (v) the share- and per-share provisions and the measurement price of each outstanding SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2019 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board of Directors’ approval) arising out of any act or omission to act concerning the 2019 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the 2019 Plan with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2019 Plan or the change is otherwise permitted under the terms of the 2019 Plan in connection with a change in capitalization or reorganization event.
Reorganization Events
The 2019 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2019 Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the 2019 Plan, if a reorganization event occurs, our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

 Change in Control

The 2019 Plan also contains provisions addressing the consequences of any Change in Control (as defined in the 2019 Plan). Except to the extent otherwise provided in the instrument evidencing an award or in any other agreement, in the event that the participant’s employment is terminated by the Company or its successor without cause (as defined in the 2019 Plan) or by the participant for good reason (as defined in the 2019 Plan), in each case on or before the first anniversary of the date of the Change in Control, then:

•
all awards other than restricted stock awards held by such participant shall automatically become exercisable, realizable or deliverable in full or restrictions applicable to such awards will lapse in full; and

•	the restrictions and conditions on all restricted stock awards then held by the participant will be deemed waived in full.

Provisions for Foreign Participants

The Board of Directors may establish one or more sub-plans under the 2019 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the 2019 Plan containing any limitations on the Board of Director’s discretion under the 2019 Plan and any additional terms and conditions not otherwise inconsistent with the 2019 Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the 2019 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

If we receive stockholder approval of the 2019 Plan, no award may be granted under the 2019 Plan after May 8, 2029, but awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the 2019 Plan or any portion of the 2019 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2019 Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2019 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2019 Plan at the time the amendment is adopted, provided that our Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2019 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2019 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the adoption of the 2019 Plan, the 2019 Plan will not go into effect, and the Company will not grant any awards under the 2019 Plan. In this event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2019 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.    A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.    A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the 2019 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Our Board of Directors recommends that you vote FOR the approval of the WEX Inc. 2019 Equity and Incentive Plan.

ITEM 4.	RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019
In accordance with its Board-approved charter, the Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s consolidated financial statements. The Audit Committee has selected Deloitte & Touche LLP, or “D&T,” as the independent registered public accounting firm for the Company’s fiscal year 2019. D&T has audited the Company’s consolidated financial statements since 2003. The Audit Committee oversees and is ultimately responsible for the audit fee negotiations associated with our retention of D&T. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the external audit firm’s lead engagement partner, the Audit Committee, through the Audit Committee Chair as its representative, is directly involved in the selection of D&T’s new lead engagement partner.
Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Audit Committee has decided to request that the stockholders ratify the appointment. A representative of D&T will be present at the meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.
The Audit Committee and the Board believe that the continued retention of D&T to serve as our independent external audit firm is in our best interests and those of our stockholders. If this proposal is not approved by our stockholders at the 2019 annual meeting, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and our stockholders.
We recommend a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Board of Directors appointed us as an audit committee to monitor the integrity of WEX’s consolidated financial statements, its system of internal controls and the independence and performance of its internal audit department and independent registered public accounting firm. As an audit committee, we select the independent registered public accounting firm.

We are governed by a written charter adopted by the Board, which is available through the investor’s page of the Company’s website at www.wexinc.com.
Our committee consisted of four non-employee directors at the time that the actions of the committee described in this report were undertaken. Each member of the audit committee is “independent” within the meaning of the New York Stock Exchange rules and Rule 10A-3 under the Securities Exchange Act of 1934. WEX’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. WEX’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by WEX’s management and independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of D&T, the Company’s independent registered public accounting firm for fiscal year 2018, the overall scope and plans for their audit of the consolidated financial statements for fiscal year 2018. We met with them, with and without WEX management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of WEX’s financial reporting. We reviewed and discussed the audited consolidated financial statements for fiscal year 2018 with management and the independent registered public accounting firm.
We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K related to their audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2019.
We discussed with the independent registered public accounting firm the matters required to be discussed by AS 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, including a discussion of WEX’s accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.
In addition, we received from the independent registered public accounting firm the letter and the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed the disclosures with our independent registered accounting firm, as well as other matters relevant to their independence from management and WEX. In evaluating the independence of our independent registered public accountant, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.
Based on our review and these meetings, discussions and reports, we recommended to the Board of Directors that the audited consolidated financial statements for fiscal year 2018 be included in the Annual Report on Form 10-K.
THE AUDIT COMMITTEE
Regina Sommer, Chair
John Bachman
Kirk Pond
Susan Sobbott

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

AUDITOR SELECTION AND FEES
Auditor Selection
The Audit Committee has selected D&T as the Company’s independent registered public accountant for the 2019 fiscal year. D&T has served as the Company’s independent registered public accountant since our initial public offering.
Audit Fees
The following is a description of the fees billed to the Company by D&T for audits of the years ended December 31, 2018 and 2017:

	December 31,
	2018	2017
Audit Fees(1)	$5,921,187	$6,112,395
Audit-Related Fees(2)	62,661	275,295
Tax Fees(3)	449,379	25,682
Total	$6,433,227	$6,413,372

(1)
These are the aggregate fees for professional services by D&T in connection with their audits of the annual financial statements, included in the annual report on Form 10-K, reviews of the financial statements included in quarterly reports on Forms 10-Q and audits of our internal control over financial reporting, as well as fees associated with the statutory audits of certain of our foreign entities.

(2)	These are the aggregate fees for professional services by D&T in connection with the audit of the WEX Inc. Employee Savings Plan and SSAE 16 Report.
(3)	These are the aggregate fees for professional services by D&T in connection with domestic tax audit support.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services performed by D&T. According to the policy, the Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal independent registered public accountant or other firms, and all other permitted services (review, attest and non-audit) to be provided to the Company by the independent registered public accountant; provided, however, that de minimis permitted non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. The independent registered public accountant is not authorized to provide any prohibited non-audit services (as defined in Rule 2-01(c) (4) of Regulation S-X). The Chair of the Audit Committee has the authority to pre-approve any permitted services on behalf of the Audit Committee and shall notify the full committee of such approval at its next meeting.
Since our initial public offering on February 16, 2005, the Audit Committee has pre-approved all of the services performed by D&T.

OTHER BUSINESS
We know of no other business to be considered at the meeting, and the deadline for stockholders to submit proposals or nominations has passed. However, if:

•	other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and

•	you have properly submitted your proxy, then, Melissa Smith or Roberto Simon will vote your shares on those matters according to her or his best judgment.

INFORMATION ABOUT VOTING PROCEDURES
How is my vote counted?

You may vote “for” or “against” or “abstain” from voting for each director nominee. If you abstain from voting on the nomination of any director nominee, it will not count as a vote “for” or “against” the nominee. Broker non-votes will not count as a vote “for” or “against” the nominee.

You may vote “for” or “against” or “abstain” from voting on the proposals regarding the advisory vote on executive compensation and ratification of the independent registered public accounting firm. If you abstain from voting on either of these proposals, it will have the same effect as a vote “against” the proposal.
If you provide your voting instructions on your proxy, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
If you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted:

•	for the four named nominees for director for three-year terms,

•	for the approval of an advisory (non-binding) vote on the compensation of our named executive officers,

•	for the approval of the WEX Inc. 2019 Equity and Incentive Plan,

•	for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, and

•	according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
How many votes are required for the election of directors?
Under our By-Laws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If an uncontested incumbent director nominee receives a majority of votes “against” his election, the director must tender a resignation from the Board of Directors. The Board of Directors will then decide whether to accept the resignation within 90 days following certification of the stockholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board of Directors’ decision and its reasoning with regard to the offered resignation.
How many votes are needed to approve the advisory (non-binding) vote on the compensation of our named executive officers, to approve the 2019 Equity and Incentive Plan and to ratify the selection of the independent registered public accounting firm?
The affirmative vote of the holders of a majority of the shares present at the meeting in person, or by proxy, and entitled to vote on the proposal is required for the approval of the advisory (non-binding) vote on the compensation of the named executive officers, the approval of the 2019 Equity and Incentive Plan and the approval of the ratification of the selection of the independent registered public accounting firm. An abstention will be included in the denominator for purposes of determining the number of affirmative votes required for approval. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. A government-issued photo identification such as a driver’s license, state-issued ID card or passport, will be required. Please note that if you are a beneficial owner, you will also need to bring a copy of a brokerage statement reflecting your stock ownership in the Company as of the record date to be allowed into the meeting. You may obtain directions to the location of our Annual Meeting by writing, emailing or calling our Investor Relations department at, email: investors@wexinc.com, or telephone: (866) 230-1633.
What is the difference between a “stockholder of record” and a “beneficial owner”?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through American Stock Transfer & Trust Company, LLC, our transfer agent, you are a “stockholder of record” or registered stockholder. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.”
What is a Broker Non-Vote?
A broker is entitled to vote shares held for a stockholder on “discretionary” matters without instructions from the beneficial owner of those shares. However, if a beneficial owner does not provide timely instructions, the broker does not have the authority to vote on any “non-discretionary” proposals at the Annual Meeting and a “broker non-vote” would occur. The only matter at the 2019 Annual Meeting that is “discretionary” is the ratification of our independent registered public accounting firm. The other matters are “non-discretionary.” Please instruct your broker how to vote your shares using the voting instruction form provided by your broker or following any instructions provided by your broker regarding your ability to vote by telephone or through the Internet.
What if I do not vote?
The effect of not voting will depend on how your share ownership is registered. If you own shares as a registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other nominee, who is the holder of record, may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, under stock exchange rules, if applicable, your bank, broker or other nominee will be able to vote your shares in its discretion regarding the ratification of the Company’s independent auditors. However, under stock exchange rules, if applicable, your bank, broker or other nominee will not be able to vote your shares in its discretion in the election of directors or, the advisory (non-binding) vote on the compensation of our named executive officers. Therefore, you must vote your shares if you want them to be counted for purposes of these votes.
What if I change my mind after I submit my proxy?
If your stock is registered in your name, you may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting, or

•	voting at the meeting
If you hold your stock in “street name,” you should follow the instructions provided by your bank, broker or other nominee.
Your attendance at the meeting alone will not automatically revoke your proxy.
What happens if a director nominee is unable to stand for election?
The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, the persons named in the proxy can vote your shares for a substitute nominee. The person you authorize to vote on your behalf cannot vote for more than four nominees.
What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of one-third of the shares of common stock issued and outstanding on the record date and entitled to vote.
Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
What is the effect of not submitting my proxy if my shares are held in the WEX Inc. Employee Savings Plan?
The trustee for the WEX Inc. Employee Savings Plan, which is often referred to as the 401(k) plan, will not vote the shares of participants who do not give specific instructions as to how those shares should be voted. As a result, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
What does it mean if I receive more than one proxy card?

It means that you hold your shares in multiple accounts. Please be sure to complete and submit all proxies that you received to ensure that all your shares are voted.
Where do I find voting results of the meeting?
We will announce preliminary voting results at the annual meeting. We will also publish the preliminary or, if available, the final results in a current report on Form 8-K within four business days of the end of the meeting. You may access a copy of the current report on Form 8-K electronically on our website or through the SEC’s website at www.sec.gov. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.
Who pays the cost for proxy solicitation?
The Company pays for distributing and soliciting proxies. As a part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders. Should the Company decide to engage a proxy solicitor, the Company will bear the entire cost. Although the Company does not presently intend to use a proxy solicitor to solicit votes, employees of the Company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. To the extent the Company deems it advisable, it will use a proxy solicitor to solicit votes. Employees do not receive additional compensation for soliciting proxies.
How do I submit a stockholder proposal or director nominee for next year’s annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?
Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2020 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, 97 Darling Avenue, South Portland, ME 04106, no later than December 24, 2019. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 9, 2020, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2020 annual meeting of stockholders.
If a stockholder wishes to present a proposal before the 2020 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received no earlier than January 10, 2020, nor later than February 9, 2020. However, in the event that the annual meeting is called for a date that is not within twenty-five days before or after May 9, 2020, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is first mailed or publicly disclosed.
Alternatively, under our newly-adopted “proxy access” provision in our Bylaws, a stockholder, or group of no more than 20 stockholders, owning at least 3% of the Company’s outstanding shares of capital stock continuously for at least three years, may nominate and include in our proxy materials for an annual meeting director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. For a proxy access nomination to be considered timely for the 2020 annual meeting, it must be received in writing by the Secretary no earlier than December 11, 2019 nor later than January 10, 2020. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
The Company’s By-Laws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The By-Laws are available on our website at www.wexinc.com, under the Corporate Governance tab.
What is “householding”?
“Householding” means that we deliver a single set of proxy materials and annual report to households with multiple stockholders, provided such stockholders give their consent and certain other conditions are met.
Some households with multiple stockholders already may have provided the Company with their consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report, or deliver multiple copies in the future, at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call our Investor Relations department at (866) 230-1633 or send your request to:
WEX Inc.
Attention: Investor Relations — Annual Meeting
97 Darling Avenue
South Portland, ME 04106
Email: investors@wexinc.com
If you currently receive multiple copies of the Company’s proxy materials and would like to participate in householding, please contact the Investor Relations department at the above address.
What is meant by “incorporation by reference”?
“Incorporation by reference” means that we refer to information that previously has been filed with the SEC, so the information should be considered as part of the filing you are reading. Information on the corporate websites referred to in this proxy statement is not incorporated into this proxy statement. Based on SEC rules, the sections entitled “Audit Committee Report” and the “Compensation Committee Report,” of this proxy statement and the information regarding the Audit Committee Charter and the independence of the Audit Committee members specifically are not incorporated by reference into any other filings with the SEC.

You receive this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Company’s common stock.
How do I obtain directions to the annual meeting, notify you that I will attend the annual meeting or request future copies of your proxy materials?
Seating is limited and, therefore, we request that you please notify us if you intend to attend the annual meeting in person. In order to do so, you may either:

•	write or email the Investor Relations office at this address:
WEX Inc.
Attention: Investor Relations — Annual Meeting
97 Darling Avenue
South Portland, ME 04106
Email: investors@wexinc.com
- or -

•	call the Investor Relations department at (866) 230-1633
If you need directions on how to get to our Portland corporate headquarters in order to attend our annual meeting, please contact our Investor Relations office.
If you require copies of these or any future proxy materials, please refer to the Investor Relations page of our website at www.wexinc.com or contact our Investor Relations office.
How do I request a copy of your annual report on Form 10-K?
We will provide you with a copy, without charge, of our Form 10-K, including the financial statements, for our most recently ended fiscal year, upon request to our Investor Relations Department.

By Order of the Board of Directors,

Hilary A. Rapkin
CHIEF LEGAL OFFICER

April 22, 2019
PORTLAND, MAINE

Appendix A

Reconciliation of performance measures to reported results for STIP, LTIP and Adjusted Net Income are located below.

(In thousands)	2018 STIP Compensation Adjusted Operating Income Reconciliation	2018 STIP Adjusted Revenue Reconciliation
2018 results as reported on a US GAAP Basis	$380,638	$1,492,639
Acquisition-related intangible amortization	$138,186
Other acquisition and divestiture related items	$4,143
Debt restructuring	$4,425
Stock-based compensation	$35,103
Restructuring and other costs	$13,717
Impairment charges and asset write-offs	$5,649
2018 results per adjusted reporting basis; total Company adjusted	$581,861	$1,492,639
Adjustment to 2018 actual for 2018 budget fuel prices	$(33,523)	$(36,925)
Adjustment to 2018 actual for 2018 foreign exchange rates	$670	$1,733
Adjustments for certain non-recurring costs and other immaterial items corrected in the revision of previously issued financial statements	$(2,077)	$(5,680)
2018 results adjusted for compensation attainment purposes	$546,931	$1,451,767

(in thousands)	2018	2017	2016
Net income attributable to stockholders	$168,295	$160,062	$23,499
Unrealized gains on financial instruments	(2,579)	(1,314)	(7,901)
Net foreign currency remeasurement loss (gain)	38,800	(31,487)	9,233
Acquisition-related ticking fees	—	—	30,045
Acquisition-related intangible amortization	138,186	153,810	97,829
Other acquisition and divestiture related items	4,143	5,000	20,879
Gain on divestiture	—	(20,958)	—
Stock-based compensation	35,103	30,487	19,742
Restructuring and other costs	13,717	11,129	13,995
Impairment charges and asset write-offs	5,649	44,171	—
Vendor settlement	—	—	15,500
Debt restructuring and debt issuance cost amortization	14,101	10,519	12,673
Non-cash adjustments related to tax receivable agreement	775	(15,259)	563
ANI adjustments attributable to non-controlling interests	(1,370)	(1,563)	(2,583)
Tax related items	(53,918)	(115,278)	(78,800)
Adjusted net income attributable to shareholders	$360,902	$229,319	$154,674

Appendix B

WEX Inc.
2019 EQUITY AND INCENTIVE PLAN

1.	Purpose

The purpose of this 2019 Equity and Incentive Plan (the “Plan”) of WEX Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and cash and equity performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation

(a)Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d)Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.Stock Available for Awards

(a)Number of Shares; Share Counting.

(1)Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:

(A)3,700,000 shares of Common Stock; and

(B)such additional number of shares of Common Stock (up to 1,501,676 shares) as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 2010 Equity and Incentive Plan (the “Existing Plan”) which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code). For the avoidance of doubt, (i) to the extent a share that was subject to an award granted under the Existing Plan that counted as one share is returned to the Plan pursuant to this Section 4(a)(1)(B), each applicable share reserve will be credited with one share and (ii) to the extent that a share that was subject to an award granted under the Existing Plan that counted as 1.53 shares is returned to the Plan pursuant to this Section 4(a)(1)(B), each applicable share reserve will be credited with 1.53 shares. Any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award (as defined below) shall be counted against the share limits specified in Sections 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.7 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any award of Restricted Stock, RSUs or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of the fair market value per share of Common Stock (valued in the manner determined or approved by the Board) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.7 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.7 shares.

(3)Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b)(1):

(A)all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(b)(1); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C)if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(b)(1) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(D)shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E)shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)Sublimits. The following sublimits on the number of shares subject to Awards shall apply:

(1)Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Options or SARs shall be 1,000,000 per calendar year. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Restricted Stock, RSUs, or Other Stock-Based Awards shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. In addition to Awards settleable in Common Stock, Performance Awards (as defined in Section 9) in the form of Cash-Based Awards may also provide for cash payments of up to $10,000,000 per calendar year per Participant. The per participant limits set forth in this Section 4(b)(1) shall be subject to adjustment under Section 10.

(2) Limits on Awards to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $750,000. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
(c)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options.

(a)General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b)Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of WEX Inc., any of WEX Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; or

(2)if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the-counter marketplace designated by the Board; or

(3)if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.
The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.
(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)in cash or by check, payable to the order of the Company;

(2)except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6)by any combination of the above permitted forms of payment.

(g)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange (“NYSE”).

(h)No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i)No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.Stock Appreciation Rights

(a)General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

(f)No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g)No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7.Restricted Stock; RSUs

(a)General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b)Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)Additional Provisions Relating to Restricted Stock.

(1)Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2)Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)Additional Provisions Relating to RSUs.

(1)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2)Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3)Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8.Other Stock-Based and Cash-Based Awards

(a)General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c)Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9.Performance Awards.

(a)Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b)Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) pre-tax income or after-tax income, (ii) income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements, (iv) earnings or book value per share (basic or diluted), (v) return on assets (gross or net), return on investment, return on capital, or return on equity, (vi) return on revenues, (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, (viii) economic value created, (ix) operating margin or profit margin, (x) stock price or total stockholder return, (xi) income or earnings from continuing operations, (xii) sales, sales growth, earnings growth or market share, (xiii) achievement of balance sheet objectives, (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings; (xv) strategic business criteria, consisting of one or more measures based on meeting specified employee satisfaction, human resource management, supervision of litigation, information technology, customer satisfaction, goals relating to divestitures, joint ventures and similar transactions, and any corporate or business objectives or strategic initiatives and (xvi) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c)Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the Participant or a change in control of the Company.

10.Adjustments for Changes in Common Stock and Certain Other Events

(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b)(1), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)Reorganization Events.

(1)Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock;

provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c)Change in Control Events.

(1)Definitions.

(A)“Change in Control” shall mean:

(i)     any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (z) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the board of the ultimate parent thereof);
(ii)     the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
(iii)     there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the board of the ultimate parent thereof; or
(iv)     the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the board of the ultimate parent thereof.
(B)“Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days of the Participant’s termination, that termination for Cause was warranted.

(C)“Good Reason” shall mean any significant diminution in the duties, authority or responsibilities of the Participant from and after the Change in Control, any material reduction in the base compensation payable to the Participant from and after the Change in Control, or any relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to the Change in Control. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefore within 30 days of the Company’s receipt of the notice and (z) the Participant’s termination of employment actually occurs within six months following the Company’s receipt of such notice.

(2)Consequences of a Change in Control on Awards other than Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award other than Restricted Stock shall become immediately exercisable, realizable, or deliverable in full or restrictions applicable to such Awards shall lapse in full if, on or prior to the first anniversary of the date of the Change in Control, the Participant’s employment with the Company or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3)Consequences of a Change in Control on Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award of Restricted Stock shall become immediately free from all conditions and restrictions if, on or prior to the first anniversary of the date of the Change in Control, the Participant’s employment with the Company or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

11.	General Provisions Applicable to Awards

(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d)Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of

Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f)Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)Limitations on Vesting. Subject to Section 11(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).

(h)Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12.Miscellaneous

(a)No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c)Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor 6(e) requiring stockholder approval of any option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all

Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the conditions of that section.
(g)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

0

WEX INC.

2019 ANNUAL MEETING OF STOCKHOLDERS - May 9, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melissa D. Smith and Roberto R. Simon as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of WEX Inc. which the undersigned would be entitled to vote if personally present at the 2019 Annual Meeting of Stockholders scheduled to be held at the WEX Inc. Corporate Headquarters, at 1 Hancock Street, Portland, Maine 04101, on Thursday, May 9, 2019, at 8:00 a.m., Eastern Time, or any adjournment or postponement thereof.

This proxy will be voted as specified, or if you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted as follows: for the four named nominees for director; for the approval of the Company's executive compensation of its named executive officers; for the approval of the WEX Inc. 2019 Equity and Incentive Plan and, for the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm. If you sign and submit this proxy, Melissa D. Smith and Roberto R. Simon are authorized to vote your shares according to their best judgment on any other matters that are properly presented at the meeting, or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

WEX INC.

May 9, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING TO BE HELD ON MAY 9, 2019:
The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at https://ir.wexinc.com/financials/proxy-statement.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333030303000000 4 050919

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends a vote FOR each nominee.

	FOR	AGAINST	ABSTAIN
Shikhar Ghosh	☐	☐	☐
James Neary	☐	☐	☐
Melissa D. Smith	☐	☐	☐
Daniel Callahan	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.

	FOR	AGAINST	ABSTAIN
2. Advisory (non-binding) vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.

	FOR	AGAINST	ABSTAIN
3. To approve the WEX Inc. 2019 Equity and Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 4.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.